AMENDED AND RESTATED
                 LIMITED PARTNERSHIP AGREEMENT

                               OF

           WALDEN/DREVER OPERATING PARTNERSHIP, L.P.




THE LIMITED PARTNERSHIP INTERESTS IN WALDEN/DREVER OPERATING PARTNERSHIP, L.P. ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN ARTICLE 8 OF THIS AGREEMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS THEREOF.

IN ADDITION, THE INTERESTS HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS (THE "STATE ACTS"), OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL SECURITIES ACT"), IN RELIANCE UPON EXEMPTIONS PROVIDED THEREIN, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR THAT IS OTHERWISE IN COMPLIANCE WITH SUCH STATE ACTS, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL SECURITIES ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL SECURITIES ACT.

                       AMENDED AND RESTATED
                  LIMITED PARTNERSHIP AGREEMENT

                                OF

            WALDEN/DREVER OPERATING PARTNERSHIP, L.P.


                        TABLE OF CONTENTS

                     [TO BE INSERTED LATER]


                       AMENDED AND RESTATED
                  LIMITED PARTNERSHIP AGREEMENT
                                OF
            WALDEN/DREVER OPERATING PARTNERSHIP, L.P.


     This Amended and Restated Limited Partnership Agreement (this "Agreement") of WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership"), is made and entered into as of this 12th day of August, 1997, by and among (i) WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation, as the General Partner (as defined below) and (ii) WDN PROPERTIES, INC., a New York corporation ("WDN Properties") and a direct wholly owned subsidiary of the General Partner, as the Limited Partner (as defined below).

                           WITNESSETH:

     WHEREAS, the General Partner and the Limited Partner formed the Partnership with Walden Residential Properties, Inc. as the general partner and WDN Properties, Inc. as the limited partner under the provisions of the Delaware Revised Uniform Limited Partnership Act; and

     WHEREAS, a certificate of limited partnership for the Partnership was filed with the Office of the Secretary of State of Delaware on February 6, 1997 and a certificate of amendment to such certificate of limited partnership was filed on April 3, 1997; and

     WHEREAS, the General Partner and the Limited Partner previously entered into that certain Limited Partnership Agreement of Walden/Drever Operating Partnership. L.P. dated as of May 21,
1997; and

     WHEREAS, pursuant to the Exchange Documents and the Contribution Agreement (each as defined below), certain persons shall exchange on the Effective Date (as defined below) their direct or indirect interests in the Drever Partnerships (as defined below) for Partnership Interests (as defined below) in a manner that is intended to be a tax-free, or partially tax-free, contribution to capital of the Partnership under Section 721 of the Code; and

     WHEREAS, on the Effective Date, the Partnership shall enter into the Agreement of General Partnership of Walden-WDOP Partners in the form attached hereto as Exhibit B; and

     WHEREAS, the General Partner and the Limited Partner wish to amend and restate the Limited Partnership Agreement in its entirety;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby do agree as follows:

                            ARTICLE 1
                          DEFINED TERMS

     1.1 Definitions. When used in this Agreement, the following terms will have the meanings set forth below.

          "Act" means the Delaware Revised Uniform Limited
Partnership Act, as amended from time to time.

          "Additional Common Shares" has the meaning set forth in
Section 11.3(b) hereof.

          "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 3.3 hereof and who is shown as such on the books and records of the Partnership.

          "Additional Preferred Shares" has the meaning set forth in Section 11.3(c) hereof.

          "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), (ii)
increased by such Partner's allocable share (as determined under Section 752 of the Code) of any nonrecourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Gross Asset Values as of the end of the Fiscal Year and the proceeds from the sales were used to pay the Partnership's liabilities, and (iii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's
Adjusted Capital Account as of the end of the relevant Fiscal Year.

          "Affiliate" or "Affiliated" means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have the meanings correlative to the foregoing. In the case of an individual, the term "Affiliate" shall include (i) any lineal descendants of such individual and the spouse of such individual or of such descendants, (ii) any trusts controlled by, or established and maintained for the benefit of, individuals included in (i) above, and (iii) the estate of any of the foregoing. In the case of an estate, trust, or partnership, the term "Affiliate" shall include any beneficiary or partner thereof.

          "Aggregate Common Units" means a numeric value equal to the total outstanding Class B Common Units as of the Effective Date. The amount of Aggregate Common Units shall be appropriately reduced, from time to time, to reflect any reduction in the amount of Class B Common Units that occurs as a result of (i) any acquisition of a Class B Common Unit by the Company, WDN Properties, or any of their Affiliates or (ii) any exchange of a Class B Common Unit pursuant to Article 11 hereof.

          "Aggregate Preferred Units" means a numeric value equal to the total outstanding Class B Preferred Units as of the Effective Date. The amount of Aggregate Preferred Units shall be appropriately reduced, from time to time, to reflect any reduction in the amount of Class B Preferred Units that occurs as a result of
(i) any acquisition of a Class B Preferred Unit by the Company, WDN Properties, or any of their Affiliates, (ii) any redemption of a Class B Preferred Unit pursuant to Section 8.8 hereof, or (iii) any exchange of a Class B Preferred Unit pursuant to Article 11 hereof.

          "Aggregate Preferred Value" means a numeric value equal to the product of the Aggregate Preferred Units and $25.00.

          "Agreement" has the meaning assigned to such term in the first paragraph hereof.

          "Applicable Portion of the Preferred Exchange
Consideration" has the meaning set forth in Section 11.10 hereof.

          "Applicable Portion of the REIT Common Shares" has the meaning set forth in Section 11.10 hereof.

          "Approval" and "Approve" means approval in writing.

          "Approval of the Special Committee" means the written or verbal approval of at least three of the four members of the Special Committee.

          "Assignee" means a Person to whom one or more Partnership Interests have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Partner.

          "Available Cash" means the cash funds derived by the Partnership from the operation of the Partnership's business and from any other source whatsoever (including Capital Contributions and loan proceeds) before any deduction for depreciation or amortization and after deduction of:

            (i)    all operating expenses including property taxes;

            (ii) all scheduled payments of principal, interest and other charges due during any relevant period in respect of any Partnership indebtedness;

            (iii) all expenditures for capital improvements to the Partnership assets or property;

            (iv) all current liabilities (including, but not limited to, trade payables and other accounts payable, security deposits and property taxes payable); and

            (v) a working capital reserve in such amounts as the General Partner may deem reasonably necessary or advisable.

          "Bankruptcy" means, with respect to any Partner, the first to occur of (i) the entry of a decree or order for relief against the Partner by a court of competent jurisdiction in any involuntary case brought against the Partner under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Partner or for any substantial part of its assets or property;
(iii) the ordering of the winding up or liquidation of the Partner's affairs; (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Partner of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect; (vi) the consent by the Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Partner or for any substantial part of its assets or property; (vii) the making by the Partner of any general assignment for the benefit of its creditors; or (viii) the failure by the Partner generally to pay its debts as such debts become due.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

          "Capital Account" means, with respect to any Partner, the capital account maintained for such Partner in accordance with the
rules of Section 1.704-1(b)(2)(iv) of the Regulations.   Subject to
Section 1.704-1(b)(2)(iv) of the Regulations:

               (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contribution (net of liabilities that the Partnership is considered to assume or to take subject to under Code Section 752) and such Partner's distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to
     Section 5.4 or Section 5.5 hereof.

               (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement (net of liabilities that such Partner is considered to assume or to take subject to under Code Section
     752) and such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.4 or Section 5.5 hereof.

               (iii) In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and they shall be interpreted and applied in a manner consistent with such Regulations.

          "Capital Contribution" means, with respect to any Partner, the total amount of cash or the Gross Asset Value of other property contributed (or deemed to have been contributed) to the Partnership with respect to the Partnership Interest held by such Partner. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner and if the Company, WDN Properties or any of their Affiliates acquires a Class B Common Unit or a Class B Preferred Unit, whether pursuant to Article 11 hereof, by purchase, or otherwise, the Capital Contribution of the Person who acquired such Class B Common Unit or Class B Preferred Unit shall, upon and by virtue of such acquisition, include the amount of the Capital Contribution attributable to the Class B Common Unit or Class B Preferred Unit acquired.

          "Carryover Amount" has the meaning set forth in Section
5.4(e) hereof.

          "Certificate" means the Certificate of Limited
Partnership filed in the office of the Delaware Secretary of State to form the Partnership, as amended from time to time in accordance with the terms hereof and the Act.

          "Class" means a class of Partnership Interests distinguished by a specific alphabetical or other designation.

          "Class A Limited Partner" means WDN Properties or any other Person admitted pursuant to this Agreement as a Class A
Limited Partner either in connection with the issuance of a newly-created Class A Limited Partner Interest or as a substitute with respect to any transferred Class A Limited Partner Interest (or any portion thereof), each for only so long as such Person remains as a Class A Limited Partner in accordance with this Agreement and the Act.

          "Class A Limited Partner Interest" means a Partnership
Interest of a Class A Limited Partner.

          "Class B Common Distribution" means, with respect to each Partnership Common Record Date, the product of (x) the Aggregate Common Units, (y) the Conversion Factor and (z) the REIT Common Dividend which has a record date which is the same as the Partnership Common Record Date; provided, however, that with respect to the Fiscal Quarter that includes the Effective Date, the numeric amount described in clause (z) immediately above shall be multiplied by a fraction, the numerator of which is the number of days from the day after the Effective Date to the end of such Fiscal Quarter and the denominator of which is 90.

          "Class B Common Limited Partner" means, as of the Effective Date, each Person contributing a Drever Interest to the Partnership in exchange for a Class B Common Unit pursuant to the Transaction or any other Person admitted pursuant to this Agreement as a Class B Common Limited Partner either in connection with the issuance of a newly-created Class B Common Unit or as a substitute with respect to any transferred Class B Common Unit, each for only so long as such Person remains as a Class B Common Limited Partner in accordance with this Agreement and the Act.

          "Class B-TE Common Limited Partner" means, as of the Effective Date, each Class B Common Limited Partner who is subject to the unrelated business taxable income rules set forth under
Section 511 et seq. of the Code for only so long as such Person remains as a Class B Common Limited Partner in accordance with this Agreement and the Act.

          "Class B Common Unit" means a Partnership Interest of a Class B Common Limited Partner. The number of Class B Common Units owned by each Class B Common Limited Partner on the Effective Date shall be the number set forth opposite its name in the Ownership Schedule under the column captioned "Common Units." The number of Common Units held by any particular Class B Common Limited Partner shall be appropriately reduced, from time to time, to reflect any
(i) acquisition of such Partner's Class B Common Units by the Company, WDN Properties, or any of their Affiliates or (ii) any exchange of such Class B Common Units pursuant to Article 11 hereof; provided, however, that if the Company, WDN Properties or any of their Affiliates acquires a Class B Common Unit, whether pursuant to Article 11 hereof, by purchase, or otherwise, such Partnership Interest shall, upon and by virtue of such acquisition and without any further action by the Partnership or any Partner, automatically convert into a Class A Limited Partner Interest.

          "Class B Group" means the Class B Common Limited Partners other than the Class B-TE Common Limited Partners.

          "Class B Group Tax Controversy Representative" means tax counsel, a certified public accounting firm, or other representative appointed by a Majority in Interest of the Class B
Group (determined on the basis of their Class B Common Limited
Partner Percentage Interests).

          "Class B Limited Partner Interests" means the Class B
Common Units and the Class B Preferred Units.

          "Class B Limited Partners" means the Class B Common
Limited Partners and the Class B Preferred Limited Partners.

          "Class B Preferred Distribution" means, (i) with respect to each Fiscal Quarter during which there was not at least one REIT Preferred Share issued and outstanding on each day of such Fiscal Quarter, the product of (x) the Aggregate Preferred Units and (y) $.5625; provided, however, that with respect to the Fiscal Quarter that includes the Effective Date, the numeric amount described in clause (y) immediately above shall be multiplied by a fraction, the numerator of which is the number of days from the day after the Effective Date to the end of such Fiscal Quarter and the denominator of which is 90 and (ii) with respect to each Fiscal Quarter during which there was at least one REIT Preferred Share issued and outstanding on each day of such Fiscal Quarter, the product of (a) the Aggregate Preferred Units and (b) the REIT Preferred Dividend which has a record date which is the same as the Partnership Preferred Record Date.

          "Class B Preferred Limited Partner" means, as of the Effective Date, each Person contributing a Drever Interest to the Partnership in exchange for a Class B Preferred Unit pursuant to the Transaction or any other Person admitted pursuant to this Agreement as a Class B Preferred Limited Partner either in connection with the issuance of a newly-created Class B Preferred Unit or as a substitute with respect to any transferred Class B Preferred Unit, each for only so long as such Person remains as a Class B Preferred Limited Partner in accordance with this Agreement and the Act.

          "Class B-TE Preferred Limited Partner" means, as of the Effective Date, each Class B Preferred Limited Partner who is subject to the unrelated business taxable income rules set forth under Section 511 et seq. of the Code for only so long as such Person remains as a Class B Preferred Limited Partner in accordance with this Agreement and the Act.

          "Class B Preferred Unit" means a Partnership Interest of a Class B Preferred Limited Partner. The number of Class B Preferred Units owned by each Class B Preferred Limited Partner on the Effective Date shall be the number set forth opposite its name in the Ownership Schedule under the column captioned "Preferred Units." The number of Preferred Units held by any particular Class B Preferred Limited Partner shall be appropriately reduced, from time to time, to reflect any (i) acquisition of such Partner's Class B Preferred Units by the Company, WDN Properties, or any of their Affiliates or (ii) any exchange of such Class B Preferred Units pursuant to Article 11 hereof; provided, however, that if the Company, WDN Properties or any of their Affiliates acquires a Class B Preferred Unit, whether pursuant to Article 11 hereof, by purchase, or otherwise, such Class B Preferred Unit shall, upon and by virtue of such acquisition and without any further action by the Partnership or any Partner, automatically convert into a Class A Limited Partner Interest.

          "Class B Special Committee Member" means an individual appointed pursuant to Section 7.4 hereof to serve as a member of the Special Committee for the purpose of representing the interests of the Class B Limited Partners.

          "Closing" has the meaning set forth in Section 11.7 hereof.

          "Closing Date" has the meaning set forth in Section 11.7 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any successor statutory provisions thereto.

          "Common Exchange Consideration" has the meaning set forth in Section 11.1(a) hereof.

          "Common Exchange Shares" has the meaning set forth in
Section 11.5(a) hereof.

          "Company" means Walden Residential Properties, Inc., a
Maryland corporation.

          "Contribution Agreement" means that certain Contribution Agreement dated May 21, 1997 and entered into by and among the Company, the Partnership, each of the shareholders of Drever
Partners, Inc., AOF II, Inc., and AOF, Inc., and each of the equity participants in Drever Partners, Inc.

          "Conversion Factor" means 1.0 until changed in accordance with this definition; provided, however, that in the event that the Company, at any time after the Effective Date, (i) declares a dividend or other distribution on the REIT Common Shares payable in REIT Common Shares, (ii) subdivides (by reclassification or otherwise) the outstanding REIT Common Shares, or (iii) combines (by reclassification or otherwise) the outstanding REIT Common Shares into a smaller number of shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor then in effect by a fraction, the numerator of which shall be the number of REIT Common Shares issued and outstanding on the record date for such dividend or on the effective date of such subdivision or combination (assuming for such purposes that such dividend, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, subdivision or combination before giving effect thereto; and provided, further, that in the event that the Company takes any action described in
Section 11.5(b), the Conversion Factor shall be adjusted by multiplying the Conversion Factor then in effect by the fraction described in Section 11.5(b), as applicable. Any adjustment to the Conversion Factor shall become effective immediately after any event listed above shall occur.

          "Debtor Relief Laws" has the meaning assigned to such term in the definition of "Bankruptcy" set forth in this Article 1.

          "Depreciation" means, for each Fiscal Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "Determination Year" has the meaning set forth in Section
5.4(e) hereof.

          "Drever Interests" means (i) the partnership interests in the Drever Partnerships which the Class B Limited Partners contributed to the Partnership pursuant to the Exchange Documents and (ii) the Shares, the Equity Rights, the General Partner Rights, the CRF Shares and the CMC Shares (as each such term is defined in the Contribution Agreement) which the Class B Limited Partners contributed to the Partnership pursuant to the Contribution Agreement.

          "Drever Partnerships" means the partnerships identified as the "Drever Partnerships" on Exhibit A attached hereto.

          "Effective Date" means the date on which the Transaction is consummated, as determined in accordance with the Exchange
Documents and the Contribution Agreement.

          "Exchange Agreement" means that certain Exchange
Agreement dated May 21, 1997 and entered into by and among the Company, the Partnership, Drever Partners, Inc., AOF II, Inc., and AOF, Inc.

          "Exchange Documents" means the "Exchange Offer Documents" as such term is defined in the Exchange Agreement.

          "Federal Securities Act" means the Securities Act of
1933, as amended.

          "Fiscal Quarter" means (i) the period commencing on the Effective Date and ending on December 31, 1997, (ii) any subsequent three-month period commencing on each January 1, April 1, July 1 and October 1, and (iii) any portion of a period described in clause (ii) that ends on the date the liquidation of the Partnership is completed.

          "Fiscal Year" means (i) the period commencing on the Effective Date and ending on December 31, 1997, (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31, or (iii) any portion of a period described in clause (ii) that is considered a short taxable year of the Partnership for federal income tax purposes.

          "General Partner" means, Walden Residential Properties, Inc., a Maryland corporation, and any other Person admitted pursuant to this Agreement in the capacity of general partner of the Partnership, each for only so long as such Person remains as a general partner in accordance with this Agreement and the Act.

          "General Partner Interest" means a Partnership Interest of a General Partner.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (i) The Gross Asset Value of the assets acquired by the Partnership on the Effective Date shall be the gross fair market values of such assets as determined on a basis consistent with the Transaction.

          (ii) The initial Gross Asset Value of any asset contributed (or deemed to have been contributed) by a Partner to the Partnership, other than the assets of the Partnership described in (i) immediately above, shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner; provided, however, that if the contributing Partner is the General Partner, WDN Properties, or any of their Affiliates, the determination of the fair market value of any contributed asset shall require the Approval of the Special Committee.

          (iii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner and subject to the Approval of the Special Committee, as of the following times: (A) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an Partnership Interest; and (C) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

          (iv) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of the distribution as determined by the General Partner and the Partner receiving such distributed asset; provided, however, that if the distributee Partner is the General Partner, WDN Properties, or any of their Affiliates, the determination of the fair market value of any distributed asset shall require the Approval of the Special Committee.

          (v) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that (x) such adjustments are taken into account in determining Capital Accounts pursuant to clause (vi) of the definition of "Profits" or "Losses" and (y) an adjustment pursuant to clause (iii) immediately above is not required in connection with the transaction.

          "Incapacity" or "Incapacitated" means, (i) as to any Partner who is a natural Person, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage such Partner's estate; (ii) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or revocation of its charter; (iii) as to any partnership that is a Partner, the dissolution of such partnership; (iv) as to any estate that is a Partner, the distribution by the fiduciary of the estate's entire Partnership Interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

          "Indemnitee" means (i) any Person made a party to a proceeding by reason of such Person's status as (A) a Partner, (B) a director, officer, shareholder or employee of a Partner, (C) a Class B Special Committee Member, or (D) any Affiliate of any Person described in (A), (B) or (C) hereof, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability).

          "IRS" means the United States Internal Revenue Service or any successor thereto.

          "Limited Partner" means any Class A Limited Partner or Class B Limited Partner. To the extent a General Partner is also a Limited Partner, the General Partner shall be entitled to exercise all rights associated with its Limited Partner Interest without regard to any duties or obligations imposed on the General Partner in its capacity as a General Partner.

          "Limited Partner Interest" means a Partnership Interest of a Limited Partner.

          "Liquidating Event" has the meaning set forth in Section
9.1(b) hereof.

          "Liquidator" has the meaning set forth in Section 9.2 hereof.

          "Losses" has the meaning assigned to such term in the definition of "Profits" and "Losses" as set forth in this Article
1.

          "Major Action" has the meaning set forth in Section
7.3(b) hereof.

          "Majority Approval" means, with respect to any group of Partners and with respect to any matter submitted to such group for its Approval, a situation in which Partners holding at least two-thirds (2/3) of the Percentage Interests of the group have cast a vote with respect to the matter and the Percentage Interests of the Partners voting in favor of such matter exceed the Percentage
Interests of the Partners voting against such matter.

          "Majority in Interest" means, with respect to any group of Partners, one or more Partners of that group owning more than 50% of the Percentage Interests owned by all Partners of that group.

          "NASD" has the meaning set forth in Section 11.5(e) hereof.

          "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse
Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

          "Opinion" has the meaning set forth in Section 11.10 hereof.

          "Original Properties" means (i) the Drever Interests;
(ii) any real property interests owned by the Drever Partnerships on the Effective Date; (iii) all properties received in transactions described in Section 7.3(c)(ii) hereof; and (iv) all interests received in transactions described in Sections
7.3(c)(iii) and (iv) hereof.

          "Ownership Schedule" has the meaning set forth in Section
3.1 hereof.

          "Partner" means any General Partner or Limited Partner. If a Partner transfers its Partnership Interest, such Person shall remain a Partner in respect of such Partnership Interest until the transferee is admitted as a Partner in respect of such Partnership Interest in accordance with this Agreement and the Act, if ever.

          "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

          "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance the rules of Regulations Section 1.704-2(i)(2).

          "Partnership" has the meaning assigned to such term in the first paragraph of this Agreement.

          "Partnership Common Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1(a)(ii) hereof, which record date shall be the same as the record date established by the Company for a REIT Common Dividend.

          "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by a Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "Partnership Preferred Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1(a)(i) hereof, which record date shall be (i) the same as the record date established by the Company for a REIT Preferred Dividend or, (ii) if the Company did not establish a record date for a REIT Preferred Dividend, the Partnership Common Record Date.

          "Percentage Interest" means, with respect to any Partner, as of any date, the ratio (expressed as a percentage) of such Partner's Capital Contributions as of such date to the aggregate Capital Contributions of all Partners as of such date. As of the Effective Date, each Partner's Percentage Interest is the percentage set forth opposite its name in the Ownership Schedule under the column captioned "Percentage Interest."

          "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

          "Preferred Exchange Consideration" has the meaning set forth in Section 11.1(b) hereof.

          "Preferred Exchange Shares" has the meaning set forth in
Section 11.5(c) hereof.

          "Prime Rate" means a rate per annum that from day to day is equal to the base commercial rate of interest established by the First National Bank of Boston or its successor from time to time for short-term, unsecured loans to substantial and responsible borrowers.

          "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss as reported on the Partnership's U.S. Partnership Return of Income (Form 1065) for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

               (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section
     705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits and Losses shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clauses (iii) or
     (iv) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) The depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss shall be taken into account for such Fiscal year in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations;

               (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii) Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 5.4 or Section 5.5 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section
5.4 or Section 5.5 hereof shall be determined by applying rules analogous to those set forth in clauses (i) through (vi) above.

          "Proportionate Current Unpaid Class B Common
Distributions" has the meaning set forth in Section 11.3(d) hereof.

          "Proportionate Current Unpaid Class B Preferred
Distributions" has the meaning set forth in Section 11.3(e) hereof.

          "Proportionate Prior Unpaid Class B Common Distributions" has the meaning set forth in Section 11.3(b) hereof.

          "Proportionate Prior Unpaid Class B Preferred
Distributions" has the meaning set forth in Section 11.3(c) hereof.

          "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Redemption Closing" has the meaning set forth in Section
8.8 hereof.

          "Redemption Closing Date" has the meaning set forth in
Section 8.8 hereof.

          "Redemption Price" has the meaning set forth in Section
8.8 hereof.

          "Regulations" means the Income Tax Regulations promulgated by the United States Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Regulatory Allocations" has the meaning set forth in
Section 5.5 hereof.

          "REIT" means a "real estate investment trust" under
Section 856 of the Code.

          "REIT Common Dividend" means any distribution of cash or property (other than a property distribution that would cause an adjustment under Section 11.5 hereof of the number of REIT Common Shares to be acquired upon an exchange of a REIT Common Unit pursuant to Article 11 hereof) per share declared payable on the REIT Common Shares.

          "REIT Common Share" means a share of common stock, par value $.01 per share, of the Company.

          "REIT Preferred Dividend" means any distribution of cash or property (other than a property distribution that would cause an adjustment under Section 11.5 hereof of the number of REIT
Preferred Shares to be acquired upon an exchange of a REIT
Preferred Unit pursuant to Article 11 hereof) per share declared payable on the REIT Preferred Shares.

          "REIT Preferred Share" means a share of 9.00% Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share) of the
Company as described in the Articles Supplementary of the Company dated as of the Effective Date.

          "REIT Shares" means a share of any outstanding capital stock of the Company.

          "Series B Warrant" means a warrant to purchase one-third of a REIT Common Share at a price of $26.875 per share as more fully described in that certain Series B Warrant Agreement between the Company and The First National Bank of Boston dated as of the Effective Date.

          "Special Committee" means a committee established by the Partnership and consisting of four, but not more than four, individuals, no less than two of which individuals shall consist of Class B Special Committee Members.

          "State Acts" has the meaning set forth on the cover page hereof.

          "Substituted Partner" means a Person who is admitted as a Partner to the Partnership pursuant to Section 8.4 hereof.

          "Supermajority Approval" means, with respect to any group of Partners and with respect to any matter submitted to such group for its Approval, a situation in which Partners holding at least two-thirds (2/3) of the Percentage Interests of the group have cast a vote with respect to the matter and Partners holding more than two-thirds (2/3) of the Percentage Interests of those Partners casting votes have voted in favor of such matter.

          "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

          "Transaction" means the transfer to the Partnership of the Drever Interests as contemplated by the Exchange Documents and the Contribution Agreement.

          "Unpaid Common Distribution Account" means an account to be maintained by the Partnership for the Class B Common Limited Partners and to which will be credited (i) the amount of the Class B Common Distributions not paid on the date the same is payable in accordance with Section 5.1(a)(ii)(A) hereof, and (ii) an amount calculated like interest thereon from such due date to the date of payment, compounded annually, at a rate equal to the Prime Rate plus 8%; (provided, however, that to the extent the amount described in clause (i) above is attributable to a REIT Common Dividend that was a distribution of property other than cash, the rate referred to in clause (ii) above shall be equal to the Prime Rate rather than the Prime Rate plus 8%), and from which will be debited (x) the amount of any Available Cash which is distributed pursuant to Section 5.1(a)(ii)(B) or Section 5.1(b) hereof and (y) the amount of any payment or deemed payment made pursuant to
Section 11.3(b) hereof.

          "Unpaid Preferred Distribution Account" means an account to be maintained by the Partnership for the Class B Preferred Limited Partners and to which will be credited (i) the amount of the Class B Preferred Distributions not paid on the date the same is payable in accordance with Section 5.1(a)(i)(A) hereof, and (ii) an amount calculated like interest thereon from such due date to the date of payment, compounded annually, at a rate equal to the Prime Rate plus 8%; (provided, however, that to the extent the amount described in clause (i) above is attributable to a REIT Preferred Dividend that was a distribution of property other than cash, the rate referred to in clause (ii) above shall be equal to the Prime Rate rather than the Prime Rate plus 8%), and from which will be debited (x) the amount of any Available Cash which is distributed pursuant to Section 5.1(a)(i)(B) or Section 5.1(b) hereof and (y) the amount of any payment or deemed payment made pursuant to Section 11.3(c) hereof.

          "WDN Properties" has the meaning assigned to such term in the first paragraph of this Agreement.

     1.2 Construction. As used herein, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires; words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

                            ARTICLE 2
                        GENERAL PROVISIONS

     2.1  Investment Representations by the Limited Partners;
Nature of Investment, Legend, Etc.

          (a) Each Limited Partner does hereby represent and warrant to the Partnership and to the General Partner that it acquired its Partnership Interest for investment solely for such Limited Partner's own account, without any intention of participating directly or indirectly in any distribution of any portion of such interest, and without the financial participation of any other Person in acquiring its Partnership Interest.

          (b) Each Limited Partner does hereby acknowledge that it is aware that its Partnership Interest has not been registered (i) under the Federal Securities Act in reliance upon exemptions contained therein, or (ii) under any State Act in reliance upon exemptions contained therein. Each Limited Partner further understands and acknowledges that its representations and warranties contained in this Section 2.1 are being relied upon by the Partnership and by the General Partner as the basis for the exemption of such interest in the Partnership from the registration requirements of the Federal Securities Act and the State Acts.
Each Limited Partner further acknowledges that the Partnership will not and has no obligation to recognize any sale, transfer, or assignment of all or any part of such Limited Partner's Partnership Interest to any Person unless and until the provisions of Article
8 hereof have been fully satisfied.

          (c) Each Limited Partner does hereby acknowledge that prior to its execution of this Agreement, such Limited Partner has
(i) received a copy of this Agreement, together with various other information and disclosures and (ii) examined such material or caused such material to be examined by such Limited Partner's representative or attorney. Each Limited Partner does hereby further acknowledge that it or its representative or attorney is familiar with all such material and with the Partnership's plans to acquire, finance, manage, and operate the assets and liabilities of the Partnership and that such Limited Partner does not desire any further information or data relating to the Partnership, the General Partner, or the assets and liabilities of the Partnership. Each existing and future Limited Partner does hereby acknowledge that it understands that the holding of its Partnership Interest is a speculative investment involving a high degree of risk and does hereby represent that it has a net worth sufficient to bear the economic risk of its investment in the Partnership and to justify its investing in a highly speculative venture of this type.

          (d) Each Limited Partner does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the transfer of its Partnership Interest under Article 8 hereof, under the Federal Securities Act, and under any applicable State Act shall be placed on the cover page of this Agreement and on any certificate representing its Partnership Interest.

     2.2 Purpose. The purpose and nature of the business of the Partnership is to invest in (either directly or through the acquisition of interests in partnerships or other entities), purchase (either directly or through the acquisition of interests in partnerships or other entities), develop, own, manage, lease, finance and dispose of multi-family real estate properties and any improvements thereon, enter into any partnership, joint venture, or similar arrangement to engage in any of the foregoing, or to own interests in any entity engaged in any of the foregoing, as well as any other activity as all of the Partners shall from time to time approve, and to do anything necessary or appropriate to accomplish the foregoing; provided, however, that such business and any activities conducted in connection therewith shall be limited, and conducted in such a manner as, to permit the Company at all times to be classified as a REIT unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership.

     2.3 Powers. The Partnership shall be empowered to do any and all acts necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, and shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion (i) could preclude the Partnership from qualifying for the passive-type income exception under Section 7704(c) of the Code, or (ii)(A) could adversely affect the ability of the Company to continue to qualify as a REIT, (B) could subject the Company to any taxes under Section 857 or Section 4981 of the Code, or (C) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the Company in writing.

     2.4 Name. The name of the Partnership shall be "Walden/Drever Operating Partnership, L.P." The Partnership's business may be conducted under any other name or names approved by the General Partner, including the name of the General Partner or any Affiliate thereof; provided, however, that the name of a Limited Partner or any derivative thereof may not be used by the Partnership without the prior written consent of that Limited Partner and each Class B Limited Partner hereby consents to the use of the name "Walden/Drever Operating Partnership, L.P." The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall furnish written notification to the Limited Partners no later than 90 days after making any such change.

     2.5 Names and Addresses of Partners. The names and addresses of the Partners are set forth in the books and records of the Partnership.

     2.6 Place of Business. The principal place of business of the Partnership shall be at One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas 75240. The General Partner may change the place of business at any time and from time to time by providing prompt notice to the Limited Partners. The Partnership also may have such other offices or places of business as the General Partner determines to be appropriate.

     2.7 Additional Filings. On or before the Effective Date, or as promptly thereafter as is reasonably possible, the Partnership shall make any filings or disclosures required by the laws of any other state with respect to the qualification of the Partnership as a foreign limited partnership under the internal laws of each such state.

     2.8 Ownership. Unless otherwise required by applicable law, the Partnership Interest of each Partner shall be treated as personal property for all purposes.

     2.9 No Partner Responsible for Other Partner's Commitments. The Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner incurred, either before or after the execution of this Agreement, in good faith in carrying out the purpose of the Partnership, or hereafter undertaken or incurred on behalf of the Partnership under or pursuant to the terms of this Agreement, or assumed in writing by the Partnership, and the Partnership hereby indemnifies and agrees to hold the Partners harmless from all such obligations and indebtedness.

     2.10 Term. The Partnership shall continue until the first to occur of the following:

          (a)  December 31, 2017; or

          (b) The dissolution of the Partnership pursuant to the express provisions of Article 9 hereto or as otherwise provided by law.

     2.11 Registered Office; Registered Agent. The initial registered office and registered agent of the Partnership in the State of Delaware shall be as set forth in the Certificate. The General Partner may from time to time change the registered office and the registered agent. If the General Partner changes the Partnership's registered office or agent (or if the General Partner is notified of a change in the registered agent's office address), the General Partner shall promptly notify each Limited Partner of any such change.

                            ARTICLE 3
                      CAPITAL CONTRIBUTIONS

     3.1 Capital Contributions. The Company and WDN Properties have previously made Capital Contributions to the Partnership in the amounts of $1 and $99, respectively. On the Effective Date,
(a) the Company and WDN Properties collectively shall make a Capital Contribution in cash to the Partnership in an amount equal to the amount necessary for the Partnership to fulfill its obligations, as of the Effective Date, pursuant to the Transaction and (b) each Person contributing its Drever Interests to the Partnership pursuant to the Transaction shall (i) be admitted as a Class B Limited Partner and (ii) make a Capital Contribution to the Partnership of its Drever Interests. The Partners shall treat the Capital Contributions described in clauses (a) and (b) immediately above as tax-free, or partially tax-free, contributions to the capital of the Partnership under Section 721 of the Code and for all other income tax purposes. On a basis consistent with that certain schedule described in section 10 of the Proration Mechanism (as such term is defined in the Exchange Agreement), the General Partner shall prepare, as soon as practicable following the Effective Date, a schedule (the "Ownership Schedule") which shall be included in the books and records of the Partnership maintained by the General Partner and which shall reflect, as of the Effective Date, (A) the number of Class B Common Units owned by each Class B Common Limited Partner, (B) the number of Class B Preferred Units owned by each Class B Preferred Limited Partner, (C) the Capital Account of each Partner, and (D) the Percentage Interest of each Partner, which Percentage Interest shall be adjusted in the Ownership Schedule from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Interests, the transfer of Partnership Interests or similar events having an effect on a Partner's Percentage Interest. The Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

     3.2 Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Persons, other than the Company, WDN Properties, or any of their Affiliates, additional Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, but not including rights, powers and duties senior to Class B Preferred Units or Class B Common Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, subject to provisions of the Act, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests;
(ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that the General Partner, at all times during the existence of the Partnership, shall maintain a 1% interest in all income, gain, loss, deduction, or credit of the Partnership. The General Partner is hereby authorized to cause the Partnership, from time to time, to issue to the Company, WDN Properties, or any of their Affiliates, additional Class A Limited Partner Interests. The General Partner will provide prompt notice to all Limited Partners of any additional Partnership Interests issued pursuant to this
Section 3.2.

     3.3  Admission of Additional Limited Partners.

          (a) After the Effective Date, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an "Additional Limited Partner" only upon furnishing to the General Partner (i) a written agreement in form satisfactory to the General Partner accepting all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 10.2 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner. The General Partner shall provide prompt notice to all Limited Partners of the admission to the Partnership of an Additional Limited Partner.

          (b)  Notwithstanding anything to the contrary in this
Section 3.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership as being a Partner, following the consent of the General Partner to such admission.

          (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner in its sole discretion. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Common Record Date or the Partnership Preferred Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partners in accordance with, and subject to the limitations of, this Agreement.

     3.4 Return of Capital. No Partner shall have the right to demand or receive the return of such Partner's Capital
Contributions to the Partnership.

     3.5 Interest on Capital Contributions. Except as otherwise expressly provided in the definition of Unpaid Common Distribution Account and Unpaid Preferred Distribution Account, no Partner shall receive any interest or amount computed like interest on such Partner's Capital Contributions to the Partnership or such Partner's Capital Account, notwithstanding any disproportion therein as between or among the Partners.

     3.6 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or
(ii) the issuance or sale of any Partnership Interests.

                            ARTICLE 4
            ACCOUNTING; BOOKS AND RECORDS; TAX MATTERS

     4.1 Books and Records. The books and records of the Partnership shall, at the cost and expense of the Partnership, be kept or caused to be kept on the accrual method of accounting for financial and tax reporting purposes by the General Partner (or such other Person as the General Partner may from time to time designate) at the principal place of business of the Partnership. Such books and records shall be kept on the basis of the Partnership's Fiscal Year. Each Partner, at his own expense upon not less than five Business Days prior written notice, shall have the right to inspect the books and records of the Partnership during business hours at the principal place of business of the Partnership for any purpose.

     4.2 Bank Accounts. All funds of the Partnership shall be deposited in its name in an account or accounts maintained with such bank as is determined by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person except to the extent that the General Partner utilizes sweep accounts with respect to the properties and other real property owned or managed by affiliates of the General Partner. Checks shall be drawn upon the Partnership account or accounts only for the purposes of the Partnership and shall be signed by the General Partner or such Person or Persons as are authorized by the General Partner.

     4.3  Reports.

          (a) As soon as practicable, but in no event later than 90 days after the close of each calendar year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the calendar year summary financial statements of the Partnership for such calendar year, presented in accordance with generally accepted accounting principles.

          (b) The General Partner also may from time to time cause to be prepared such reports and/or information as may be necessary for the General Partner to determine the Company's continuing compliance with the requirements for qualification as a REIT.

     4.4 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish to each Limited Partner, within 90 days of the close of each taxable year, IRS Form K-1, comparable state forms for the jurisdictions in which income-producing property of the Partnership is located and any other tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     4.5 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     4.6  Tax Matters Partner.

          (a) The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The General Partner will timely notify the IRS as required of its designation as Tax Matters Partner. Pursuant to Section 6230 of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profits interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

          (b) Except as required by applicable law, the tax matters partner shall not take any positions for federal income tax purposes contrary to the intended federal income tax treatment of transactions, allocations, and distributions described in, or made pursuant to, this Agreement. Upon the receipt of notice from the IRS of the beginning of an administrative proceeding, the tax matters partner shall (i) provide each Class B Limited Partner with prompt written notice describing the nature, scope, and taxable years to which such audit or controversy pertains and (ii) permit the Class B Group Tax Controversy Representative to participate in any proceedings related to such audit or controversy at the sole expense of the Class B Group. In the event that the tax matters partner determines to settle any particular tax issue and the Class B Group Tax Controversy Representative objects in writing to such settlement, the tax matters partner must first offer to the Class
B Group Tax Controversy Representative the opportunity to continue to contest such tax audit or controversy at the sole expense of the Class B Group and the Class B Group shall reimburse the tax matters partner for its expenses (including legal and accounting fees and expenses) of participating in and monitoring the group's contest of such audit or controversy. The tax matters partner must approve any settlement of a controversy contested by the Class B Group, which approval shall not be unreasonably withheld. To the extent not inconsistent with the foregoing provisions, the tax matters partner is authorized, but not required:

                         (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint of for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                         (ii) in the event that a notice of a final
                              administrative adjustment at the
                              Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

                         (iii)to intervene in any action brought by any
                              other Partner for judicial review of a
                              final adjustment;

                         (iv) to file a request or an administrative
                              adjustment with the IRS at any time and
                              it any part of such request is not
                              allowed by the IRS, to file an
                              appropriate pleading (petition or
                              complaint) for judicial review with
                              respect to such request;

                         (v)  to enter into an agreement with the IRS
                              to extend the period for assessing any
                              tax which is attributable to any item
                              required to be taken into account by a
                              Partner for tax purposes, or an item
                              affected by such item; and

                         (vi) to take any other action on behalf of the
                              Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by law.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in
Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

          (c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     4.7 Certain Elections. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code. In connection with the first transfer of a Partnership Interest permitted under this Agreement, the General Partner shall cause the Partnership, on behalf of the Partnership and at the time and in the manner provided in Section 1.754-1(b) of the Regulations, to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code.

                            ARTICLE 5
                    DISTRIBUTIONS; ALLOCATIONS

     5.1  Requirement and Characterization of Distributions.

          (a) The General Partner shall cause the Partnership to distribute within 60 days after the end of each Fiscal Quarter an amount equal to 100% of the Available Cash of the Partnership in the following order of priority:

                         (i)  first, to the Class B Preferred Limited
                              Partners who are, and to any former Class
                              B Preferred Limited Partners who were,
                              Partners on the Partnership Preferred
                              Record Date with respect to such Fiscal
                              Quarter in accordance with their
                              respective Percentage Interests on such
                              Partnership Preferred Record Date until
                              the Class B Preferred Limited Partners
                              have received an amount pursuant to this clause equal to the sum of (A) the Class B Preferred Distribution in respect of such Fiscal Quarter and (B) the balance in the Unpaid Preferred Distribution Account; provided, however, that the allocation between the Class B Preferred Limited Partners of amounts relating to the Unpaid Preferred Distribution Account shall take into account the effect of any distribution pursuant to Section 5.1(b) hereof; and

                         (ii) second, to the Class B Common Limited
                              Partners who are, and to any former Class
                              B Common Limited Partners who were,
                              Partners on the Partnership Common Record
                              Date with respect to such Fiscal Quarter in accordance with their respective Percentage Interests on such Partnership Common Record Date until the Class B Common Limited Partners have received an amount pursuant to this clause equal to the sum of (A) the Class B Common Distribution in respect of such Fiscal Quarter and (B) the balance in the Unpaid Common Distribution Account; provided, however, that the allocation between the Class B Common Limited Partners of amounts relating to the Unpaid Common Distribution Account shall take into account the effect of any distribution pursuant to Section 5.1(b) hereof; and

                         (iii)thereafter, 1% to the General Partner and
                              99% to the Class A Limited Partners in
                              accordance with their respective
                              Percentage Interests.

          (b) Following the receipt of a written notice of an intention to exchange Class B Common Units or Class B Preferred Units pursuant to the terms of Article 11 hereof, the General Partner shall cause the Partnership to distribute, immediately prior to the consummation of such exchange, to any Limited Partner whose Partnership Interest is being exchanged an amount of Available Cash at such time equal to the balance, if any, of the Unpaid Common Distribution Account or the Unpaid Preferred Distribution Account corresponding to the Class B Common Units or Class B Preferred Units being exchanged.

          (c) Subject to the Approval of the Special Committee, the General Partner shall have the power to determine any alternative minimum tax, adjustments and tax preference items in such manner and in such amounts as the General Partner may determine in the General Partner's discretion.

          (d) If, pursuant to (i) any provision of the Code or the Regulations or (ii) any comparable state law, the Partnership is required to withhold any tax with respect to a Partner's distributive share of partnership income, gain, loss, deduction or credit, the Partnership shall withhold the required amount and pay the same over to the taxing authorities as required by the Code, the Regulations or state law. The amount withheld will be deducted from the amount that would otherwise be distributed to that Partner, but will be treated as though it had been distributed to the Partner with respect to which the Partnership is required to withhold. If at any time the amount required to be withheld by the Partnership exceeds the amount of money that would otherwise be distributed to the Partner with respect to which the withholding requirement applies on the following Partnership Common Record Date and Partnership Preferred Record Date (the "Excess Withholding Amount"), then the Partnership shall provide notice and a brief explanation to such Partner of the Excess Withholding Amount and if such amount is not paid within 30 days from the date of such notice the Excess Withholding Amount shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest at the Prime Rate plus 8% until discharged by such Partner by repayment. Any amounts otherwise distributable to such Partner on each Partnership Record Date following the Record Dates referred to in determining the Excess Withholding Amount will be treated as a repayment of such loan.

     5.2  Distributions Upon Liquidation.  Proceeds from a
Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 9.2 hereof.

     5.3 Allocations of Profits and Losses. After giving effect to the special allocations set forth in Sections 5.4 and 5.5 hereof, Profits and Losses for a Fiscal Year or other period shall be allocated for both tax and Capital Account purposes, in the following manner:

          (a) Except as otherwise provided in Section 5.8(f), Profits shall be allocated in the following order and priority:

                         (i)  first, to the Class B Preferred Limited
                              Partners in proportion to their
                              respective Percentage Interests until the amount of Profits allocated to the Class B Preferred Limited Partners pursuant to this clause (i) for the current Fiscal Year equals the excess of (A) the sum of
                              (I) the cumulative amount of the Class B
                              Preferred Distribution for each Fiscal
                              Quarter of the current Fiscal Year and
                              all prior Fiscal Years and (II) the
                              cumulative amount of the interest
                              component of  the Unpaid Preferred
                              Distribution Account described in clause
                              (ii) of the definition of Unpaid
                              Preferred Distribution Account in Article
                              1 hereof (but, in the case of both (I)
                              and (II) above, only to the extent that
                              such distributions or interest component have been previously paid to the Class B Preferred Limited Partners pursuant to Sections 5.1(a)(i) or 5.1(b) hereof) over
                              (B) the cumulative amount of Profits
                              allocated to the Class B Preferred
                              Limited Partners pursuant to this clause
                              (i) for all prior Fiscal Years;

                         (ii) second, to the Class B Common Limited
                              Partners in proportion to their
                              respective Percentage Interests until the amount of Profits allocated to the Class B Common Limited Partners pursuant to this clause (ii) for the current Fiscal Year equals the excess of (A) the sum of
                              (I) the cumulative amount of the Class B
                              Common Distribution for each Fiscal
                              Quarter of the current Fiscal Year and
                              all prior Fiscal Years and (II) the
                              cumulative amount of the interest
                              component of  the Unpaid Common
                              Distribution Account described in clause
                              (ii) of the definition of Unpaid Common
                              Distribution Account in Article 1 hereof
                              (but, in the case of both (I) and (II)
                              above, only to the extent that such
                              distributions or interest component have been previously paid to the Class B Common Limited Partners pursuant to Sections 5.1(a)(ii) or 5.1(b) hereof) over (B) the cumulative amount of Profits allocated to the Class B Common Limited Partners pursuant to this clause (ii) for all prior Fiscal Years;

                         (iii)     third, to the General Partner, in
                                   proportion to and to the extent of an
                                   amount equal to the excess, if any, of
                                   (A) the cumulative Losses allocated to
                                   such General Partner pursuant to the last sentence of Section 5.6 hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such General Partner pursuant to this Section 5.3(a)(iii) for all prior Fiscal Years;

                         (iv) fourth, to the Partners (other than the
                              Class B Limited Partners), in proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to such Partners pursuant to Section 5.3(b)(iv) hereof for all prior Fiscal Years, over
                              (B) the cumulative Profits allocated to
                              such Partners pursuant to this Section
                              5.3(a)(iv) for all prior Fiscal Years;

                         (v)  fifth, to the Class B Preferred Limited
                              Partners, in proportion to and to the
                              extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(iii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 5.3(a)(v) for all prior Fiscal Years;

                         (vi) sixth, to the Class B Common Limited
                              Partners, in proportion to and to the
                              extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 5.3(b)(ii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 5.3(a)(vi) for all prior Fiscal Years;

                                       (vii) thereafter, to the
                                             General Partner and
                                             the Class A Limited
                                             Partner in
                                             accordance with
                                             their respective
                                             Percentage
                                             Interests.

          (b) Except as otherwise provided in Section 5.8(e), Losses shall be allocated in the following order and priority:

                         (i)  first, to the General Partner and the
                              Class A Limited Partners in proportion to and until the amount of Losses allocated pursuant to this clause (i) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) their respective Capital Account balances on the Effective Date, (II) the Capital Contributions made by such Partners subsequent to the Effective Date and
                              (III) the cumulative amount of Profits
                              allocated to such Partners pursuant to
                              Section 5.3(a)(vii) hereof over (B) the
                              sum of (I) cumulative amount of Losses
                              allocated to such Partners pursuant to
                              this clause (i) for all prior Fiscal
                              Years and (II) the cumulative amount of
                              distributions made to them pursuant to
                              Section 5.1(a)(iii) hereof;

                         (ii) second, to the Class B Common Limited
                              Partners, in proportion to their
                              respective Percentage Interests until the amount of Losses allocated pursuant to this clause (ii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Common Units,
                              (II) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their Class B Common Units, and (III) the cumulative amount of Profits allocated to them pursuant to Section 5.3(a)(ii) hereof over (B) the sum of (I) cumulative amount of Losses allocated to such Partners pursuant to this clause (ii) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(ii) hereof;

                         (iii) third, to the Class B Preferred Limited Partners, in proportion to their respective Percentage Interests until the amount of Losses allocated pursuant to this clause (iii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (I) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Preferred Units,
                                   (II) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their Class B Preferred Units, and (III) the cumulative amount of Profits allocated to them pursuant to Section 5.3(a)(i) hereof over (B) the sum of (I) cumulative amount of Losses allocated to such Partners pursuant to this clause (iii) for all prior Fiscal Years and (II) the cumulative amount of distributions made to them pursuant to Section 5.1(a)(i) hereof; and

                         (iv) thereafter, 1% to the General Partner and
                              99% to the Limited Partners (other than
                              the Class B Limited Partners) in
                              accordance with their Percentage
                              Interests.

     5.4 Special Allocations. The following special allocations shall be made in the following order:

          (a) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year there is a net decrease in Partnership Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(g). As provided in Regulations Section 1.704-2(j), income of the Partnership allocated for any Fiscal Year under this subsection shall consist first of items of book gain recognized from the disposition of Partnership property subject to Nonrecourse Liabilities to the extent of the decrease in Partnership Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

          (b) Notwithstanding any other provision of this Agreement to the contrary, except as specified in Section 5.4(a), if in any Fiscal Year there is a net decrease in Partner Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partner's share of the net decrease in such Partner Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(i). As provided in Regulations Section 1.704-2(j), income of the Partnership allocated for any taxable year under this subsection shall consist first of items of book gain recognized from the disposition of Partnership property subject to Partner Nonrecourse Debt to the extent of the decrease in Partner Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

          (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections
1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6)
of the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit, if any, of such Partner as quickly as possible, provided that an allocation pursuant to this Section 5.4(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account
Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.4(c) were not in the Agreement.

          (d) In the event a Limited Partner (who is not also a General Partner) has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount the Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Limited Partner is deemed to be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.4(d) shall be made only if and to the extent that the Limited Partner would have a deficit
Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if Section 5.4(c) hereof and this Section 5.4(d) were not in the Agreement.

          (e) Commencing on the first day of the month following the first anniversary of the Effective Date, a special allocation of Depreciation to the Class B Common Limited Partners, who continue to be Class B Common Limited Partners on December 31 of the taxable year in respect of which the special allocation of depreciation pursuant to this Section 5.4(e) is to be made (the "Determination Year") provided, however, that for the taxable year which includes the first anniversary of the Effective Date, the Determination Year shall begin on the first day of the month following the first anniversary of the Effective Date, in proportion to their respective Class B Common Limited Partner Percentage Interests as determined on December 31 of the Determination Year, in an aggregate amount equal to the lesser of
(I) the sum of (A) the product of (i) the amount of Depreciation (determined in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations) that corresponds to $7,000,000 of tax depreciation and
(ii) a fraction (x) the numerator of which is the aggregate Class
B Common Limited Partner Percentage Interests of such Partners as determined on December 31 of the Determination Year and (y) the denominator of which is the aggregate Class B Common Limited Partner Percentage Interests of the Class B Common Limited Partners on the Effective Date and (B) the Carryover Amount and (II) the aggregate amount of Profits allocated to such Partners for the Determination Year pursuant to Section 5.3(a)(ii) hereof. For purposes of this Agreement for any particular Determination Year, the Carryover Amount shall be an amount equal to the excess, if any, of (i) the amount described in (I) of the immediately preceding sentence for the taxable year immediately preceding the Determination Year over (ii) the amount described in (II) of the immediately preceding sentence for the taxable year immediately preceding the Determination Year; provided, however, that for the Determination Year following the taxable year that includes the first anniversary of the Effective Date the Carryover Amount shall also include the excess, if any, of (x) the amount described in (i) of the immediately preceding sentence for the taxable year immediately preceding the Determination Year over (y) the amount specially allocated pursuant to this Section 5.4(e) for the taxable year immediately preceding the Determination Year.

          (f)  A special allocation of gross income shall be made
(i) to each Class B Common Limited Partner who has an obligation to restore a portion of its deficit Capital Account pursuant to
Section 9.3 hereof and who, during the taxable year or during the first 60 days of the following taxable year, exchanges all of his Class B Common Units pursuant to the provisions of Article 11 hereof, in an amount equal to the lesser of (A) the aggregate amount specially allocated to such Partner pursuant to Section 5.4(e) hereof for the current Fiscal Year and all prior Fiscal Years and (B) the amount of the deficit balance in such Partner's Capital Account (calculated as if all other allocations provided for in this Article 5 had been made other than the allocation pursuant to this Section 5.4(f)), (ii) to each Class B Limited Partner who, during the taxable year, exchanges all or any portion of his Class B Common Units or Class B Preferred Units, pursuant to the provisions of Article 11 hereof, an amount, if any, equal to the aggregate of the Proportionate Prior Unpaid Class B Common Distributions, the Proportionate Prior Unpaid Class B Preferred Distributions, the Proportionate Current Unpaid Class B Common Distributions, and the Proportionate Current Unpaid Class B Preferred Distributions paid to such Partner pursuant to Section
11.3 hereof, and (iii) to each Class B Limited Partner receiving or entitled to receive distributions during such Fiscal Year pursuant to Section 9.2(a)(iii) hereof, an amount, if any, equal to the aggregate of the Proportionate Prior Unpaid Class B Common Distributions, the Proportionate Prior Unpaid Class B Preferred Distributions, the Proportionate Current Unpaid Class B Common Distributions, and the Proportionate Current Unpaid Class B Preferred Distributions that would have been paid to such Partner pursuant to Section 11.3 hereof if such Partner had exercised the rights set forth in Article 11 hereof.

          (g)  Nonrecourse Deductions related to any Original
Property for any Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (h) Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

          (i) To the extent an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), the Capital Accounts of the Partners shall be adjusted pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations.

          (j) During the Fiscal Years ending prior to or on December 31, 1998, all allocations under this Agreement will be made only to the extent that, and will be adjusted insofar as may be required so that, the Partnership's allocations satisfy the requirements of Code Section 514(c)(9)(E), applicable Regulations promulgated thereunder and any other administrative guidelines or pronouncements thereunder.

     5.5 Curative Allocations. The allocations set forth in Sections 5.4 and 5.6 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations.
It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 5.5. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to
Section 5.3.

     5.6 Loss Limitation. The Losses allocated to a Limited Partner pursuant to Section 5.3(b) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing a Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 5.6 shall be allocated to the General Partner.

     5.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value in Section 1.1). In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (v) of the definition of Gross Asset Value in Section 1.1, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder. Subject to the Approval of the Special Committee, any elections or other decisions relating to allocations pursuant to this Section 5.7 will be made in any manner that the General Partner determines in its sole discretion (including any manner that may benefit the General Partner and its Affiliates).

     5.8  Other Allocation Rules.

          (a) Profits and Losses, each item thereof and all other items allocable among Partners for the Fiscal Year that includes the Effective Date shall be allocated among the Partners by taking into account their varying interests during such Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner in its sole discretion.

          (b) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to this Article 5, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income. For purposes of this Agreement, any Class B Limited Partner's share of a Section 751 asset in respect of any Original Properties, as determined immediately prior to the Effective Date and as appropriately adjusted pursuant to the Transaction, shall not be diminished and shall be specially allocated to such Partner under the principles of Section 704(c) upon a subsequent sale or disposition of such asset.

          (c) If a Partnership Interest is transferred during any Fiscal Year, the Profits or Losses attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated proportionately between the transferor and the transferee in accordance with Section 8.6(d) hereof.

          (d) In accordance with Section 752 of the Code and Regulations Section 1.752-3(a)(3), excess Nonrecourse Liabilities relating to the Original Properties shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (e) Losses for the Fiscal Year ending December 31, 1997 shall be allocated to the General Partner, the Class B-TE Common Limited Partners and the Class A Limited Partners in accordance with their relative Percentage Interests until the balances in their Capital Accounts are reduced to zero and any remaining Losses shall be allocated in accordance with the provisions of Section 5.3(b)(ii) - (iv). Losses for the Fiscal Year ending December 31, 1998 shall be allocated to the General Partner, the Class B-TE Common Limited Partners and the Class A Limited Partners in accordance with either (i) their respective 1997 Income Percentages or (ii) their Percentage Interests, whichever results in the Class B-TE Common Limited Partners receiving a larger share of such Losses, until the balances in their Capital Accounts are reduced to zero and any remaining Losses shall be allocated in accordance with the provisions of Section 5.3(b)(ii) - (iv). For purposes of this
Section 5.8(e) hereof, the term "1997 Income Percentages" means the ratio, expressed as a percentage, of (i) the Profits allocated to each such Partner in the Fiscal Year ending December 31, 1997 to
(ii) the total Profits for such Fiscal Year.

          (f) Profits for the Fiscal Year ending December 31, 1998 shall be allocated first in accordance with the provisions of
Section 5.3(a)(i) hereof, second, in accordance with the provisions of Section 5.3(a)(ii) hereof but the amount of Profits allocated to Class B-TE Common Limited Partners for such Fiscal Year shall be limited to an amount equal to the product of (i) the Profits of the Partnership for such Fiscal Year and (ii) the percentage of Losses of the Partnership that the Class B-TE Common Limited Partners were allocated pursuant to Section 5.8(e) above for the Fiscal Year ending December 31, 1997, and any remaining Profits shall be allocated in accordance with the provisions of Section 5.3(a)(iii)
- (vii).

                            ARTICLE 6
                    STATUS OF LIMITED PARTNERS

     6.1 Participation in Management. The Limited Partners, as such, shall not (i) participate in the management or control of the Partnership's business, (ii) transact any business for the Partnership, nor (iii) have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner.

     6.2 Limited Liability. No Limited Partner shall be bound by, or personally liable for, the expenses, liabilities, or obligations of the Partnership, except as provided in the Act.

     6.3 Outside Activities of Limited Partners. Any Limited Partner and any officer, director, employee, agent, trustee, family member, partner, shareholder or Affiliate of any Limited Partner shall be entitled to and may have business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Persons, could be taken by such Person.

     6.4  Rights of Limited Partners Relating to the Partnership.

          (a) In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, upon five Business Days prior written notice, at such Limited Partner's own expense (including reimbursement for actual third party copying and administrative charges that the General Partner may incur):

                         (i)  to obtain a list of the name and last
                              known business, residence or mailing
                              address of each Partner; and

                         (ii) to obtain additional copies of this
                              Agreement and the Certificate and all
                              amendments thereto, together with
                              executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

          (b) The Partnership shall promptly notify any Limited Partner, on request, of the then current Conversion Factor. In addition, the Partnership shall notify each of the Partners of any change made to the Conversion Factor at such time that notice in respect of any adjustment pursuant to Section 11.5 hereof would be required to be given pursuant to Section 11.6 hereof.

                            ARTICLE 7
              MANAGEMENT AND OPERATIONS OF BUSINESS

     7.1  Management.

          (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act and other applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by the General Partner to conduct the business of the Partnership, to exercise all powers set forth in Section 2.3 hereof and to effectuate the purposes set forth in Section 2.2 hereof, including, without limitation:

                         (i) the making of any expenditures, the lending or borrowing of money
                                   (including, without limitation,
                                   making prepayments on loans and
                                   borrowing money to permit the
                                   Partnership to make distributions to
                                   its Partners in such amounts as will
                                   permit the Company (so long as the
                                   Company qualifies as a REIT) to
                                   avoid liability for any federal
                                   income tax (including, for this
                                   purpose, any excise tax pursuant to
                                   Section 4981 of the Code) and to
                                   make distributions to its holders of
                                   REIT Shares sufficient to permit the
                                   Company to maintain REIT status),
                                   the assumption or guarantee of, or
                                   other contracting for, indebtedness
                                   and other liabilities, the issuance
                                   of evidences of indebtedness
                                   (including the securing of same by
                                   deed to secure debt, mortgage, deed
                                   of trust or other lien of
                                   encumbrance on the Partnership's
                                   properties) and the incurring of any
                                   obligations it deems necessary for
                                   the conduct of the activities of the
                                   Partnership;

                         (ii)      the making of tax, regulatory and
                                   other filings, or  rendering of
                                   periodic or other reports to
                                   governmental or other agencies
                                   having jurisdiction over the
                                   business or assets of the
                                   Partnership;

                         (iii)          the acquisition, disposition,
                                        mortgage, pledge, encumbrance,
                                        hypothecation or exchange of any
                                        properties of the Partnership
                                        (including the exercise or grant of
                                        any conversion, option, privilege,
                                        or subscription right to any other
                                        right available in connection with
                                        any properties at any time held by
                                        the Partnership);

                         (iv)      the use of the assets of the
                                   Partnership and Affiliates of the
                                   Partnership controlled by the
                                   Partnership (including, without
                                   limitation, cash on hand) for any
                                   purpose consistent with the terms of
                                   this Agreement;

                         (v)       either directly, or through one or
                                   more contractors (as provided in
                                   Section 7.1(a)(ix) hereof), the
                                   management, operation, leasing,
                                   landscaping, repair, alteration,
                                   demolition or improvement of any
                                   real property or improvements owned
                                   by the Partnership;

                         (vi) the distribution of Partnership cash or other Partnership properties in accordance with this Agreement;

                         (vii)     holding, managing, investing and
                                   reinvesting cash and other assets of the Partnership;

                         (viii)    the collection and receipt of
                                   revenues and income of the
                                   Partnership;

                         (ix)      the selection and dismissal of
                                   employees, agents, outside
                                   attorneys, accountants, consultants
                                   and contractors of the Partnership
                                   or the General Partner and the
                                   determination of their compensation
                                   and other terms of employment or
                                   hiring;

                         (x)       the maintenance of such insurance
                                   for the benefit of the Partnership
                                   and the Partners as it deems
                                   necessary or appropriate;

                         (xi) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint venture or other relationships that it deems desirable;

                         (xii)     subject to Section 4.6 hereof, the
                                   control of any matters affecting the
                                   rights and obligations of the
                                   Partnership, including the settlement,
                                   compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                         (xiii)    the undertaking of any action in
                                   connection with the Partnership's
                                   direct or indirect investment in any
                                   other Person (including, without
                                   limitation, the contribution or loan
                                   of funds by the Partnership to such
                                   Persons);

                         (xiv)     subject to Approval of the Special
                                   Committee, if required, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

                         (xv) the exercise, directly or indirectly,
                              through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset, property or investment held by the Partnership;

                         (xvi) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any other Person in which the Partnership has a direct or indirect interest, or jointly with any other Person;

                         (xvii)    the making, execution and delivery
                                   of any and all deeds, leases, notes,
                                   deeds to secure debt, mortgages,
                                   deeds of trust, security agreements,
                                   conveyances, contracts, guarantees,
                                   warranties, indemnities, waivers,
                                   releases or legal instruments or
                                   agreements in writing necessary or
                                   appropriate in the judgment of the
                                   General Partner for the
                                   accomplishment of any of the powers
                                   of the General Partner enumerated in
                                   this Agreement;

                         (xviii)   the merger, consolidation or other
                                   combination of the Partnership with
                                   any other Person; and

                         (xix) the undertaking of any action necessary to admit any Person as an Additional Limited Partner pursuant to Section 3.3 hereof and to admit a Substituted Limited Partner pursuant to Section 8.4 hereof.

          (b) Each of the Limited Partners agrees that the General Partner is authorized to perform the above-mentioned powers and to enter into agreements and transactions in connection therewith on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3) hereof, the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          (c) At all times from and after the date hereof, the General Partner itself (subject to reimbursement by the Partnership) may, or may cause the Partnership to, obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) to the extent available, liability insurance for the Indemnitees hereunder.

          (d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          (e) Except as otherwise expressly provided herein, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

     7.2  Amendment of Agreement and Certificate of Limited
Partnership.

          (a) To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate and provided that such action is not inconsistent with any provision of this Agreement, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia in which the Partnership may elect to do business or own property. Subject to the terms of Section 6.4(a)(ii) hereof, the General Partner shall not be required, before filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state or the District of Columbia in which the Partnership may elect to do business or own property.

          (b) Following the admission to the Partnership of any Partner in accordance with this Agreement, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of the Ownership Schedule) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section
10.1 hereof.

     7.3  Restrictions on General Partner's Authority.

          (a) The General Partner may not, without the Approval of the requisite percentage of Limited Partners that would be required to approve an amendment to authorize a particular action under
Section 12.1 hereof, take any such action in contravention of an express prohibition contained in this Agreement.

          (b) Without first obtaining the Majority Approval of (x) in the case of any transaction described in clause (i) immediately below, the Class B Limited Partners (excluding the Class B-TE Common Limited Partners and the Class B-TE Preferred Limited Partners) who would receive a special allocation of income as a result of such transaction, and (y) in the case of the events described in clauses (ii), (iii), (iv) and (v) immediately below, the Class B Limited Partners, the General Partner shall not cause or permit the Partnership to take any Major Action. Except as provided in Section 7.3(c) hereof, the term "Major Action" means any of the following actions or decisions:

                         (i)       prior to the third anniversary of
                                   the Effective Date, the sale,
                                   exchange, transfer or other
                                   disposition of any of the Original
                                   Properties (including by way of
                                   merger or consolidation with any
                                   other Person); provided, however,
                                   that for purposes of this Section
                                   7.3(b)(i), the term "Major Action"
                                   shall not include (A) any
                                   disposition of the Original
                                   Properties pursuant to Article 9
                                   hereof,  (B) a merger of the Drever
                                   Partnerships into the Partnership or
                                   any distribution in complete
                                   liquidation of any or all of the
                                   Drever Partnerships, in either case,
                                   following the 15th Business Day
                                   subsequent to the Effective Date and
                                   (C) any other merger or
                                   consolidation (I) which is subject
                                   to treatment as a purchase
                                   transaction for federal income tax
                                   purposes or a contribution to the
                                   capital of the Partnership under
                                   Section 721 of the Code, (II) in
                                   which the Partnership is the
                                   surviving entity, for federal income
                                   tax purposes, and continues to be
                                   treated as a "partnership," and not,
                                   as an association or a "publicly
                                   traded partnership" taxable as a
                                   corporation, for federal income tax
                                   purposes, (III) where the terms of
                                   such merger or consolidation do not
                                   materially adversely affect the
                                   interest of any Class B Limited
                                   Partner, and (IV) the Class B
                                   Limited Partners are given at least
                                   15 Business Days prior written
                                   notice of such merger or
                                   consolidation and such notice
                                   includes all documents that the
                                   General Partner will execute in
                                   connection with such merger or
                                   consolidation;

                         (ii) the commencement by the Partnership of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, the consent by the Partnership to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the
                                   Partnership or for any substantial
                                   part of its assets or property or
                                   the making by the Partnership of any
                                   general assignment for the benefit
                                   of its creditors;

                         (iii) the taking of any action that makes it impossible for the Partnership to fulfill its stated purpose;

                         (iv)      the General Partner withdraws from
                                   the Partnership pursuant to Section 17-602 of the Act; provided, however, that for purposes of this Agreement a transfer of the General Partner's Partnership Interest permitted by
                                   Section 8.2 hereof shall not be
                                   considered a withdrawal or cause the
                                   General Partner to cease to be a
                                   general partner under the Act; and

                         (v)       prior to the tenth anniversary of
                                   the Effective Date, effecting a
                                   dissolution of the Partnership
                                   pursuant to Section 9.1(b)(iv)
                                   hereof.

          (c) Provided that the Class B Limited Partners are given at least 15 Business Days prior written notice and such notice includes the then current drafts of all documents that the General Partner will execute in connection therewith, the term "Major Action" shall not include: (i) the sale, exchange, transfer or other disposition (A) of an Original Property if no taxable income or gain would be allocated to any Class B Limited Partners pursuant to Section 704(c) of the Code, or (B) in the same Fiscal Year of more than one of the Original Properties if such Original Properties were held by the same Drever Partnership on the Effective Date and if the taxable loss (which is not treated as a loss from the sale or exchange of a capital asset) recognized upon such sale, exchange, transfer or other disposition of any of such properties and allocated (pursuant to Section 704(c) of the Code) to each of the Class B Limited Partners who were formerly partners in such Drever Partnership equals or exceeds the taxable income or gain recognized upon such sale, exchange, transfer or other disposition of such other Original Properties and allocated to each of such Class B Limited Partners pursuant to Section 704(c) of the Code; (ii) the exchange of one or more of the Original Properties for other property or properties of like kind in which no taxable gain is recognized to the Partnership by virtue of Section 1031 of the Code; (iii) a contribution of one or more of the Original Properties to an entity characterized for federal income tax purposes as a partnership in which the Partnership holds an interest and in which no taxable gain is recognized to the Partnership by virtue of Section 721 of the Code; or (iv) a contribution of one or more of the Original Properties to a domestic entity if the Partnership is the single owner of such entity and such entity would be disregarded as an entity separate from its owner pursuant to Regulations Section 301.7701-3(b)(1).

          (d) In the event that, after the third anniversary of the Effective Date, the General Partner determines to sell, exchange, transfer or otherwise dispose of any of the Original Properties, including by way of merger, consolidation or other combination with any Person (other than a merger, consolidation or combination of any or all of the Drever Partnerships with the Partnership), the General Partner shall provide to the Class B Limited Partner who would receive a special allocation of income as a result of such transaction 60 days written notice prior to the consummation of any such transaction, which notice shall provide in reasonable detail the nature of the transaction and a reasonable estimate of the range of such anticipated, specially allocated item(s) of income for each such Partner.

          (e) The General Partner, in its capacity as General Partner or otherwise, shall not, directly or indirectly through an Affiliate or otherwise, cause or permit any Drever Partnership to undertake any transaction or engage in any activity which, if such transaction or activity were undertaken (or permitted to occur) directly by the Partnership, would constitute a breach of this Agreement.

     7.4  Special Committee.

          (a) The Partnership shall establish the Special Committee on the Effective Date. The Special Committee shall terminate and all references in this Agreement to the Special Committee shall be rendered inoperative on the first date on which the Percentage Interest of the Class B Limited Partners is reduced below 33.33%.

          (b) The General Partner hereby appoints Mark S. Dillinger and Marshall B. Edwards to serve on the Special Committee commencing with the Effective Date. The General Partner shall appoint Special Committee members, from time to time, to fill any Special Committee member vacancy other than a Class B Special Committee Member vacancy. The General Partner may from time to time remove, with or without cause and in its sole and absolute discretion, any Special Committee member, other than a Class B Special Committee Member which such Class B Special Committee Member may only be removed in accordance with Section 7.4(c) hereof.

          (c) The initial Class B Special Committee Members shall be Michael E. Masterson and Bryan A. Levy. A Class B Special Committee Member shall serve on the Special Committee until such member (i) suffers an Incapacity, (ii) determines to resign from the Special Committee, or (iii) is removed by a vote of a Majority in Interest of the Class B Limited Partners. Any Class B Special Committee Member vacancy shall be filled by a vote of a Majority in Interest of the Class B Limited Partners.

          (d) No member of the Special Committee shall receive any compensation for serving on the Special Committee.

          (e) The Special Committee shall meet, from time to time, as deemed necessary or advisable by its members, in person or telephonically, to Approve or disapprove of any matter subject to the review of the Special Committee as specified in this Agreement. For purposes of the Approval of the Special Committee required by
Section 7.6 hereof, within the 60 days preceding or following the first day of a Fiscal Year, the Special Committee shall meet, the General Partner shall orally describe the Partnership's plans with respect to the matters described in Sections 7.6(a) and (b) hereof, and the members shall review and Approve such matters. With respect to any other matter that requires the Approval of the Special Committee, the verbal or written approval of the Class B Special Committee Members shall not be unreasonably withheld. A meeting of the Special Committee may be called by the delivery of notice by any two Special Committee members to the other two Special Committee members.

          (f) The General Partner shall furnish, on a timely basis, the Special Committee members with copies of all relevant documents, schedules, reports, analyses, or any other information that the members may deem necessary or advisable to consider in connection with rendering a competent review of any matter subject to the review of the Special Committee.

     7.5  Reimbursement of the General Partner.

          (a) Except for the reimbursement of expenses pursuant to this Section 7.5 and Section 7.8 hereof, the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs directly relating solely to the ownership and operation of, or for the benefit of, the Partnership, including, without limitation, Federal and State securities law and other legal and accounting compliance of the Partnership, and Federal and State and any other applicable tax and regulatory compliance of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of any indemnification pursuant to
Section 7.7 hereof.

     7.6  Contracts with Affiliates.

          (a) Subject to the Approval of the Special Committee, the Partnership may lend or contribute funds or other assets to the Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

          (b) Subject to the Approval of the Special Committee, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement, the Act and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

          (c) Contracts between Affiliates of the Partnership and the Partnership shall be on the same terms and conditions as contracts between the Partnership and third parties.

          (d) The General Partner is authorized to enter into and comply with the provisions of the Agreement of General Partnership of Walden-WDOP Partners of even date herewith. The granting of consent or approval of any matter that requires the consent or approval of the Partnership in its capacity as a partner of the Agreement of General Partnership of Walden-WDOP Partners shall be subject to the review and Approval of the Special Committee.

     7.7  Indemnification.

          (a) The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for fraud, intentional misconduct, knowing violation of the law or gross negligence, or (ii) for any transaction for which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement. It is the intention of this Section 7.7(a) that the Partnership indemnify each Indemnitee to the fullest extent permitted under the Act. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

          (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

          (d) Any liabilities that an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7 unless such liabilities arise as a result of
(i) such Indemnitee's fraud, intentional misconduct, knowing violation of the law or gross negligence, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

          (e) In no event shall any Partner be liable to any Indemnitee by reason of the indemnification provisions set forth in this Agreement.

          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (g) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the rights of any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.8  Liability of the General Partner.

          (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred or benefits not derived as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and without gross negligence.

          (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the Partners, that, except as expressly provided herein, the General Partner is under no obligation to consider the separate interests of the Limited Partners alone in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for damages to the Partnership or any Partner for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, so long as the General Partner has acted in good faith and with fair dealing and without gross negligence.

          (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith and without gross negligence.

          (d)  Any amendment, modification or repeal of this
Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.9  Other Matters Concerning the General Partner.

          (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner may consult with legal counsel, accountants, appraisers, management consults, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to allow the Company to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                            ARTICLE 8
                  TRANSFERS OF INTERESTS IN AND
                 WITHDRAWALS FROM THE PARTNERSHIP

     8.1  Transfer.

          (a) The term "transfer," when used in this Article 8 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign all or any part of its Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 8 does not include any disposition of a Class B Limited Partner Interest pursuant to
Article 11 hereof.

          (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 8. Any transfer or purported transfer of a Partnership Interest not made in accordance with this
Article 8 shall be null and void.

     8.2 Transfer of General Partner's Partnership Interest. The General Partner shall not transfer all or any part of its General Partner Interest, whether now owned or hereafter acquired, except in accordance with the terms of this Section 8.2. The General Partner may transfer its General Partner Interest (a) without the Approval of any other Partner if such transfer is made to (i) an Affiliate of the General Partner, (ii) any Person with which the General Partner merges or consolidates or effects some other business combination, or (iii) any Person that acquires all or substantially all of the assets of the General Partner or (b) with the Approval of a Majority in Interest of the Limited Partners of each Class, which the Limited Partners may, in their sole discretion, grant or deny. To the extent that both the General Partner that transfers its General Partner Interest in compliance with this Section 8.2 and the transferee of such interest express their intent in writing that the transferee become a Substituted Partner in respect of the transferred General Partner Interest, each Limited Partner hereby consents to such substitution.

     8.3  Limited Partners' Rights to Transfer.

          (a) The transfer of all or any portion of a Partnership Interest by a Limited Partner shall not require the consent of any other Limited Partner. No Limited Partner shall have the right to transfer all or any portion of its Partnership Interest without the prior written consent of the General Partner; provided, however, that a Limited Partner (other than Class B-TE Common Limited Partners and Class B-TE Preferred Limited Partners) shall have the right to transfer (i) all or any portion of its Partnership Interest to an Affiliate of such Limited Partner without the consent of the General Partner and (ii) all or a portion of its Partnership Interest with a value equal to at least $50,000 (as determined on a basis consistent with the principles set forth in
Section 11.5(e) hereof) to any other Person with the prior written consent of the General Partner, which consent may not be unreasonably withheld.

          (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but no more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the incapacitated Limited Partner possessed to transfer all or any part of its Partnership Interest. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

          (c) Notwithstanding any provision herein to the contrary, no transfer by a Limited Partner of such Partner's Partnership Interest may be made to any Person if in the opinion of legal counsel for the Partnership, it would result in (i) the Partnership being treated, for federal income tax purposes, as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or
(ii) the violation of any applicable law.

     8.4  Substituted Limited Partners.

          (a) Upon the transfer of a Limited Partner Interest permitted by this Article 8, the transferee shall not become a Substituted Partner unless and until (i) the transferee on or prior to the date of the transfer agrees in writing to become a Partner in the Partnership bound by all of the terms and conditions of this Agreement, (ii) the transferee pays all reasonable expenses of the Partnership incurred in connection with such substitution and assumes all obligations of the transferring Partner under this Agreement, (iii) the transferring Partner and its transferee execute and deliver such instruments and agreements as counsel for the Partnership deems reasonably necessary or desirable to effect such substitution, and (iv) the General Partner consents to such substitution which consent shall not be unreasonably withheld.

          (b) A transferee who has been admitted as a Substituted Partner in accordance with this Article 8 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

          (c) Upon the admission of a Substituted Partner, the General Partner shall amend the Ownership Schedule to reflect the Capital Account and Percentage Interest of such Substituted
Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Partner.

     8.5 Assignees. If the transferee of a Partnership Interest has not become a Substituted Partner pursuant to the terms of this
Article 8, such transferee shall be considered an Assignee for purposes of this Agreement. To the extent so assigned, an Assignee shall be entitled to receive distributions from the Partnership and the share of Profits, Losses, Recapture Income, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest or Approve any matter presented to the Partners for a vote or Approval (and the Partner who assigned the Partnership Interest to the Assignee shall remain entitled to vote such Partnership Interest or Approve but shall not have any other rights under this Agreement with respect to such Partnership Interest). In the event any such transferee desires to make a further assignment of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article
8 to the same extent and in the same manner as any Partner desiring to make an assignment of Partnership Interests.

     8.6  General Provisions.

          (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Interest in accordance with this
Article 8.

          (b) Any Limited Partner who shall transfer all of his Partnership Interest in a transfer permitted pursuant to this
Article 8 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Interest as Substituted Limited Partners.

          (c)  Other than with respect to Assignees under Section
8.5 hereof, transfers pursuant to this Article 8 may only be made on the first or last day of a calendar month, unless the General
Partner otherwise agrees.

          (d) If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article 8 or transferred pursuant to Article 11 hereof, on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items attributable to such Partnership Interest for such Fiscal Year shall be allocated to the transferor Partner and to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner, in its sole discretion. Solely for purposes of making such allocations, for assignments that occur on or prior to the 15th day of a calendar month each of such items for the calendar month in which the assignment occurs shall be allocated to the assignor, and for assignments that occur after the 15th day of a calendar month each of such items for the calendar month in which the assignment occurs shall be allocated to the Assignee. All distributions of Available Cash attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer or assignment shall be made to the transferor Partner and all distributions of Available Cash thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

     8.7 Admission of Successor General Partner. A successor to all of the General Partner Interest pursuant to Section 8.2 hereof shall be admitted to the Partnership as the Substituted General Partner, effective as of the date of, and immediately prior to the time of, such transfer. The successor General Partner shall carry on the business of the Partnership without dissolution. The admission of the successor General Partner shall be subject to such successor's execution and delivery of a written agreement accepting all of the terms and conditions of this Agreement, together with such other documents or instruments as may be required by the Act to effect the admission of the new General Partner to the Partnership, including a certificate of amendment to this Agreement and/or an amended Certificate. In the event that an admission occurs on any day other than the first day of a Fiscal Year, all items attributable to the General Partner Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor as provided in Section 8.6(d) hereof.

     8.8 Optional Redemption Right. At any time following the tenth anniversary of the Effective Date, the Partnership shall have the right to redeem, on any Partnership Preferred Record Date, all or any portion of the Class B Preferred Units (the "Redemption Interest") for cash equal to the sum of (a) the product of (i) the number of Preferred Units and (ii) $25.00 and (b) the portion of the Unpaid Preferred Distribution Account relating to such Redemption Interest (the "Redemption Price"). Any redemptions pursuant to this Section shall be proportionate to all Class B Preferred Limited Partners. If the Partnership desires to exercise its redemption right under this Section, the Partnership shall send a written notice to all Class B Preferred Limited Partners specifying the Redemption Interest, the Redemption Price and the Partnership Preferred Record Date, which is not earlier than 20 Business Days from the date of such notice (the "Redemption Closing Date"), for the closing of such Redemption (the "Redemption Closing") and providing each Class B Preferred Limited Partner with an option to elect to receive, in lieu of the Redemption Price and in accordance with the terms of Article 11 hereof, the Preferred Exchange Consideration that such Partner would be entitled to receive pursuant to Section 11.1(b) if the Closing Date was the same day as the Redemption Closing Date. The Redemption Closing shall occur on the Redemption Closing Date at the Partnership's principal office or at such other place as may be agreed. At the Redemption Closing, each Class B Preferred Limited Partner shall
(i) convey the Redemption Interest to the Partnership, and (ii) warrant that it is the owner of the Redemption Interest conveyed, free and clear of any liens, and that it has the power and authority to convey such Redemption Interest, and the Partnership shall pay the Redemption Price. Upon payment in full of such amounts the Redemption Interest shall be deemed to have been redeemed and canceled.


                            ARTICLE 9
                           DISSOLUTION

     9.1  Dissolution Events.

          (a) Except as set forth in this Article 9, no Partner shall have the right to dissolve the Partnership. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners, by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the transfer of the Partnership Interest of the General Partner under Section 8.2 hereof, any successor General Partner shall continue the business of the Partnership.

          (b) The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Event"):

                         (i) the expiration of its stated term as provided in Section 2.10(a) hereof;

                         (ii)      an event of withdrawal of the
                                   General Partner, as defined in the
                                   Act;

                         (iii)          an election to dissolve the
                                        Partnership is made by the General
                                        Partner with the Approval of all
                                        Limited Partners;

                         (iv) on or after the tenth anniversary of the Effective Date and 20 Business Days after the General Partner has given the Limited Partners a notice of intent to dissolve, an election to dissolve the Partnership is made by the General Partner, in its sole and absolute discretion;

                         (v)       the entry of a decree of judicial
                                   dissolution of the Partnership
                                   pursuant to Section 17-802 of the Act or any successor provision;

                         (vi)      the sale or disposition of all or
                                   substantially all of the assets and
                                   properties of the Partnership
                                   pursuant to the terms of this
                                   Agreement;

                         (vii)     the Bankruptcy of the General Partner; or

                         (viii)    a change in the Code, Regulations
                                   and/or administrative rulings of the
                                   IRS to the effect that ownership of
                                   Partnership Interests by the General
                                   Partner, WDN Properties or any
                                   Affiliates thereof cause or likely
                                   will cause the Company to fail to
                                   qualify as a REIT.

          (c) Election to Continue the Partnership. Following a Liquidating Event described in Section 9.1(b)(ii) or (vii) hereof, the business of the Partnership shall be continued with the Partnership properties and assets, and such properties and assets shall not be liquidated, provided the Partnership is continued as set forth in this Section 9.1(c). If the Partnership is so dissolved, the Partnership and its business shall be continued pursuant to this Section 9.1(c) if, within 90 days after the occurrence of such Liquidating Event, a Majority in Interest of the remaining Partners elect to continue the Partnership and elect a person or legal entity to be admitted to the Partnership as successor General Partner. Upon the satisfaction of all conditions necessary to the continuation of the Partnership, including the admission of a successor General Partner and the amendment of the Partnership's Certificate (if required by applicable law), the Partnership shall be continued without any further Approval of any Partner, in which case the Partnership shall continue to conduct the business of the Partnership with the Partnership's properties and assets in accordance with, and the Partnership and interests of the Partners shall continue to be governed by, the terms and provisions of this Agreement.

     9.2  Winding Up.

          (a) Upon the occurrence of a Liquidating Event (other than those described in Section 9.1(b)(ii) or (vii) hereof) or upon the expiration of the ninety (90) day period for continuation of the Partnership set forth in Section 9.1(c) hereof with respect to Liquidating Events described in Section 9.1(b)(ii) or (vii) hereof if no election to continue the Partnership has occurred, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                         (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                         (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

                         (iii) The balance, if any, to and among the Partners pro rata in accordance with the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods (including, if applicable, the allocation of Profit and Loss realized from or in connection with the Liquidating Event and the winding up of the Partnership under this Section 9.2).

The General Partner shall not receive any compensation for any services performed pursuant to this Article 9.

          (b) Notwithstanding the provisions of Section 9.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or, with the Approval of a Majority in Interest of the Partners, distribute to the Partners in lieu of cash, as tenants in common and in accordance with the provisions of Section 9.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if a Majority in Interest of all Classes of the Partners Approve that distribution. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. In the event that assets of the Partnership are distributed in kind to the Partners, adjustments to the Partners' Capital Accounts for purposes of determining the amount of such assets distributable to each of the Partners shall be made by taking into account the hypothetical gain or loss that would have been recognized had the assets been sold for their fair market value on the date of the distribution in kind.

          (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 9 may be:

                         (i)       distributed to a trust established
                                   for the benefit of the Partners for
                                   the purposes of liquidating
                                   Partnership assets, collecting
                                   amounts owed to the Partnership, and
                                   paying any contingent or unforeseen
                                   liabilities or obligations of the
                                   Partnership or the Partners arising
                                   out of or in connection with the
                                   Partnership.  The assets of any such
                                   trust shall be distributed to its
                                   beneficiaries as soon as
                                   practicable, in the reasonable
                                   discretion of the Liquidator, in the
                                   same proportions as the amount
                                   distributed to such trust by the
                                   Partnership would otherwise have
                                   been distributed to the Partners who
                                   are such beneficiaries or from whom
                                   the beneficiaries derived such
                                   status pursuant to this Agreement;
                                   or

                         (ii)      withheld or escrowed to provide a
                                   reasonable reserve for Partnership
                                   liabilities (contingent or
                                   otherwise) and to reflect the
                                   unrealized portion of any
                                   installment obligations owed to the
                                   Partnership, provided that such
                                   withheld or escrowed amounts shall
                                   be distributed to the Partners in
                                   the manner and order of priority set
                                   forth in Section 9.2(a) as soon as
                                   practicable.

     9.3 Timing; Negative Capital Accounts. In the event that the Partnership is "liquidated" upon the occurrence of Liquidating
Event within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this
Article 9 to the General Partner and Limited Partners who have positive balances in their Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). No Partner shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner's Capital Account, whether such negative Capital Account results from the allocation of Losses or other items of deduction and loss to such Partner or from distributions to such Partner, and such Partner shall not have any obligation to make any contribution to the capital of the Partnership with respect to such deficit and such deficit shall not be considered a debt owed to the Partnership or, except as required by the Act with respect to a deficit of the General Partner, to any other Person for any purpose whatsoever; provided, however, in the case of a Class B Common Limited Partner who has agreed in writing on the Effective Date to be expressly subject to the provisions of this Section 9.3, if such Partner has a deficit balance in his Capital Account following the liquidation of his interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs, such Partner shall be unconditionally required to restore the amount of such deficit balance to the Partnership, but only to the extent of the aggregate amount of depreciation specially allocated to such Partner pursuant to
Section 5.4(e) hereof, no later than the later of (i) the taxable year during which such liquidation occurs or (ii) the 90th day following such liquidation.

     9.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 9, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to this Agreement, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

     9.5 Rights of Partners. Except as otherwise provided in this Agreement, each Partner shall look solely to the assets of the Partnership for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Partner shall have priority over any other Partner as to the return of his Capital Contributions, distributions, or allocations.

     9.6 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for an election or vote by one or more Partners required pursuant to Section 9.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners.

     9.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in
Section 9.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     9.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to
Section 9.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

     9.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

                            ARTICLE 10
                        POWER OF ATTORNEY

     10.1 Power of Attorney.

          (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to, and provided that any action taken pursuant to the power granted to any such Person pursuant to this Section 10.1 is not inconsistent with any other provision of this Agreement,:

                         (i)       execute, swear to, seal,
                                   acknowledge, deliver, file and
                                   record in the appropriate public
                                   offices (A) all certificates,
                                   documents and other instruments
                                   (including, without limitation, this
                                   Agreement and the Certificate and
                                   all amendments or restatements
                                   thereof) that the General Partner or
                                   the Liquidator deems appropriate or
                                   necessary to form, qualify or
                                   continue the existence or
                                   qualification of the Partnership as
                                   a limited partnership (or a
                                   partnership in which the limited
                                   partners have limited liability to
                                   the extent provided by applicable
                                   law) in the State of Delaware and in
                                   all other jurisdictions in which the
                                   Partnership may or plans to conduct
                                   business or own property; (B) all
                                   instruments that the General Partner
                                   or Liquidator deems appropriate or
                                   necessary to reflect any amendment,
                                   change, modification or restatement
                                   of this Agreement as permitted in
                                   and in accordance with this
                                   Agreement; (C) all conveyances and
                                   other instruments or documents that
                                   the General Partner deems
                                   appropriate or necessary to reflect
                                   the dissolution and liquidation of
                                   the Partnership pursuant to the
                                   terms of this Agreement, including,
                                   without limitation, a certificate of
                                   cancellation; (D) all instruments
                                   relating to the admission,
                                   withdrawal, removal or substitution
                                   of any Partner pursuant to, or other
                                   events described in, Articles 8 or 9
                                   hereof or the Capital Contribution
                                   of any Partner; and (E) all
                                   certificates, documents and other
                                   instruments relating to the
                                   determination of the rights,
                                   preferences and privileges of
                                   Partnership Interests; and
                         (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or Liquidator, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or Liquidator, to effectuate the terms or intent of this Agreement.

          (b) Nothing contained herein shall be construed as authorizing the General Partner or Liquidator to amend this Agreement except in accordance with the terms of Section 12.1 hereof or as may be otherwise expressly provided for in this Agreement.

     10.2 Duration of Power. The power of attorney granted herein is hereby declared to be irrevocable and a power coupled with an interest in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest, shall survive the Incapacity of the Limited Partner, and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any action taken by the General Partner or Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, reasonably deems necessary to effectuate this Agreement and the purposes of the Partnership.


                            ARTICLE 11
          EXCHANGE OF CLASS B COMMON AND PREFERRED UNITS

     11.1 Right of the Class B Limited Partners to Exchange Units.

          (a) At any time, and from time to time, from and after the first anniversary of the Effective Date, upon the terms and subject to the conditions set forth in this Article, each Class B Common Limited Partner shall have the right to exchange with the Company (or with any Person that the Company may designate, including, without limitation, WDN Properties) all or any of its Class B Common Units for the number of REIT Common Shares determined in accordance with Section 11.3 below (the "Common Exchange Consideration").

          (b) At any time, and from time to time, from and after the first anniversary of the Effective Date, upon the terms and subject to the conditions set forth in this Article, each Class B Preferred Limited Partner shall have the right to exchange with the Company (or with any Person that the Company may designate, including, without limitation, WDN Properties) all or any of its Class B Preferred Units for (i) the number of REIT Preferred Shares determined in accordance with Section 11.3 below and (ii) three and one-third (3 ) Series B Warrants (the "Preferred Exchange Consideration").

          (c) If any Class B Limited Partner elects to exchange less than all of its respective Class B Common Units or its Class
B Preferred Units, such Class B Limited Partner must exchange at least 100 Class B Common Units or 100 Class B Preferred Units. In the event that a Class B Limited Partner shall exercise its option to cause such exchange, the Company shall issue and deliver to the Class B Limited Partner in exchange for its Class B Common Units or Class B Preferred Units such number of REIT Common Shares or REIT Preferred Shares and Series B Warrants, as applicable, as determined in accordance with Section 11.3 hereof registered in such names as such Class B Limited Partner may designate in accordance with Section 11.8.

     11.2 Exchange of Units Held By Class B-TE Limited Partners.

          (a) No more than 90 days and not less than 30 days preceding the first anniversary of the Effective Date, the General Partner shall give notice that upon the first anniversary of the Effective Date the General Partner shall take such actions as may be necessary the effectuate the exchange of, (i) all Class B Common Units held by Class B-TE Common Limited Partners into the right to receive the Common Exchange Consideration registered in such names as such Class B-TE Common Limited Partner may designate in accordance with Section 11.8, and (ii) all Class B Preferred Units held by Class B-TE Preferred Limited Partners into the right to receive the Preferred Exchange Consideration registered in such names as such Class B-TE Preferred Limited Partner may designate in accordance with Section 11.8.

          (b) Upon the occurrence of a Liquidating Event (other than those described in Section 9.1(b)(ii) or (vii) hereof) or upon the expiration of the ninety (90) day period for continuation of the Partnership set forth in Section 9.1(c) hereof with respect to Liquidating Events described in Section 9.1(b)(ii) or (vii) hereof if no election to continue the Partnership has occurred, upon the terms and subject to the conditions set forth in this Article, each Class B Limited Partner shall be required to exchange all of its Class B Common Units and all of its Class B Preferred Units on the Closing Date (as hereinafter defined) for Common Exchange Consideration or Preferred Exchange Consideration registered in such names as such Class B Limited Partner may designate in accordance with Section 11.8.

     11.3 REIT Shares Issuable Upon Exchange.

          (a) As of the Effective Date, (i) the Class B Common Units shall be exchangeable for REIT Common Shares on the basis of one Class B Common Unit for one REIT Common Share (subject to adjustment as provided in Section 11.5 hereof) and (ii) the Class B Preferred Units shall be exchangeable for (A) REIT Preferred Shares on the basis of one Class B Preferred Unit for one REIT Preferred Share (subject to adjustment as provided in Section 11.5 hereof) and (B) Series B Warrants on the basis of one Class B Preferred Unit for three and one-third (3 ) Series B Warrants.

          (b) In addition to Section 11.3(a), upon the exchange of any Class B Common Unit pursuant to Sections 11.1 or 11.2 above, to the extent that an amount equal to any Unpaid Common Distribution Account existing as of the Closing Date of such exchange and attributable to the Class B Common Unit being exchanged is not distributed by the Partnership as required by Section 5.1(b), any such unpaid amount (the "Proportionate Prior Unpaid Class B Common Distributions") shall be purchased by the Company from the holder of such Unit as follows: (i) to the extent a registration statement with respect to the REIT Common Shares acquired (or which may be acquired) upon exchange of the Class B Common Unit has been filed by the Company with the Securities and Exchange Commission and is effective on the Closing Date of such exchange of Class B Common Unit, the Company may, at its sole option, elect to pay such purchase price in cash or by the issuance by the Company of additional REIT Common Shares (the "Additional Common Shares") to the Class B Common Limited Partner in an amount equal to the quotient of (x) the Proportionate Prior Unpaid Class B Common Distributions divided by (y) the current market price of a REIT Common Share (as determined pursuant to Section 11.5(e) hereof) as of the Closing Date of such exchange, or (ii) if no such registration statement has been declared and remains effective on the Closing Date of such exchange, the Company shall pay such purchase price in cash on the Closing Date of such exchange.

          (c) In addition to Section 11.3(a), upon the exchange of any Class B Preferred Unit pursuant to Sections 11.1 or 11.2 above, to the extent that an amount equal to any Unpaid Preferred Distribution Account existing as of the Closing Date of such exchange and attributable to the Class B Preferred Unit being exchanged is not distributed by the Partnership as required by
Section 5.1(b), any such unpaid amount (the "Proportionate Prior Unpaid Class B Preferred Distributions") shall be purchased by the Company from the holder of such Unit as follows: (i) to the extent a registration statement with respect to the REIT Preferred Shares acquired (or which may be acquired) upon exchange of the Class B Preferred Unit has been filed by the Company with the Securities and Exchange Commission and is effective on the Closing Date of such exchange of Class B Preferred Unit, the Company may, at its sole option, elect to pay such purchase price in cash or by the issuance by the Company of additional REIT Preferred Shares (the "Additional Preferred Shares") to the Class B Preferred Limited Partner in an amount equal to the quotient of (x) the Proportionate Prior Unpaid Class B Preferred Distributions divided by (y) the current market price of a REIT Preferred Share (as determined pursuant to Section 11.5(e) hereof) as of the Closing Date of such exchange, or (ii) if no such registration statement has been declared and remains effective on the Closing Date of such exchange, the Company shall pay such purchase price in cash on the Closing Date of such exchange.

          (d) In addition to Section 11.3(a), following the exchange of any Class B Common Unit pursuant to Sections 11.1 or
11.2 above, to the extent that any amount described in Section 5.1(a)(ii) attributable to the Class B Common Unit being exchanged is not distributed by the Partnership as required by Section 5.1(a)(ii) any such unpaid amounts (collectively, the "Proportionate Current Unpaid Class B Common Distributions") shall be purchased by the Company from the holder of such Unit as follows: (i) to the extent a registration statement with respect to the REIT Common Shares acquired (or which may be acquired) upon exchange of the Class B Common Unit has been filed by the Company with the Securities and Exchange Commission and is effective on the date any Proportionate Current Unpaid Class B Common Distribution becomes purchasable by the Company (as hereinafter provided), the Company may, at its sole option, elect to pay the purchase price thereof in cash or by the issuance by the Company of Additional Common Shares to the Class B Common Limited Partner in an amount equal to the quotient of (x) the Proportionate Current Unpaid Class B Common Distributions divided by (y) the current market price of a REIT Common Share (as determined pursuant to Section 11.5(e) hereof) as of the acquisition date, or (ii) if no such registration statement has been declared and remains effective on the date any Proportionate Current Unpaid Class B Common Distribution is to be purchased by the Company, the Company shall pay such purchase price in cash on the acquisition date. All Proportionate Current Unpaid Class B Common Distributions shall be purchased by the Company within five Business Days following the date on which such amounts were required to be distributed by the Partnership.

          (e) In addition to Section 11.3(b), following the exchange of any Class B Preferred Unit pursuant to Sections 11.1 or
11.2 above, to the extent that any amount described in Section 5.1(a)(i) attributable to the Class B Preferred Unit being exchanged is not distributed by the Partnership as required by
Section 5.1(a)(i) any such unpaid amounts (collectively, the "Proportionate Current Unpaid Class B Preferred Distributions") shall be purchased by the Company from the holder of such Unit as follows: (i) to the extent a registration statement with respect to the REIT Preferred Shares acquired (or which may be acquired) upon exchange of the Class B Preferred Unit has been filed by the Company with the Securities and Exchange Commission and is effective on the date any Proportionate Current Unpaid Class B Preferred Distribution becomes purchasable by the Company (as hereinafter provided), the Company may, at its sole option, elect to pay the purchase price thereof in cash or by the issuance by the Company of Additional Preferred Shares to the Class B Preferred Limited Partner in an amount equal to the quotient of (x) the Proportionate Current Unpaid Class B Preferred Distributions divided by (y) the current market price of a REIT Preferred Share (as determined pursuant to Section 11.5(e) hereof) as of the acquisition date, or (ii) if no such registration statement has been declared and remains effective on the date any Proportionate Current Unpaid Class B Preferred Distribution is to be purchased by the Company, the Company shall pay such purchase price in cash on the acquisition date. All Proportionate Current Unpaid Class B Preferred Distributions shall be distributed by the Company within five Business Days following the date on which such amounts were required to be distributed by the Partnership.

          (f) Notwithstanding the foregoing, the Company shall not be required to issue fractional REIT Common Shares or REIT Preferred Shares upon exchange of the Class B Common Units or the Class B Preferred Units or to distribute certificates evidencing fractional shares. In lieu of fractional REIT Common Shares or REIT Preferred Shares, there shall be paid to the registered holders of the Class B Common Unit(s) or the Class B Preferred Unit(s) on the Closing Date of such exchange as herein provided an amount in cash equal to the same fraction of the current market price of a REIT Common Share or REIT Preferred Share (as determined pursuant to Section 11.5(e) hereof).

     11.4 Method of Exchange. The Class B Common Units and the Class B Preferred Units may be exchanged by the Class B Common Limited Partner(s) and the Class B Preferred Limited Partner(s) pursuant to Section 11.1 by delivery, during normal business hours on any Business Day, of a written notice to the General Partner and the Company, in accordance with the provisions of Section 12.13 hereof, stating such Class B Limited Partner's intent to exchange its Class B Common Unit or Class B Preferred Unit and specifying the number of such units being exchanged if less than all. Each exchange of Class B Common Units or Class B Preferred Units shall be deemed to have been effected immediately prior to the close of business on the Closing Date.

     11.5 Adjustment of Number of REIT Shares. The number of REIT Common Shares to be acquired upon the exchange of the Class B Common Units and the number of REIT Preferred Shares to be acquired upon the exchange of the Class B Preferred Units is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.5.

          (a) In case the Company shall at any time after the Effective Date (i) declare a dividend or other distribution on the REIT Common Shares payable in REIT Common Shares, (ii) subdivide the outstanding REIT Common Shares, (iii) combine the outstanding REIT Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the REIT Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of REIT Common Shares for which each outstanding Class B Common Unit are exchangeable (the "Common Exchange Shares") at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Class B Common Limited Partner holding any Class B Common Unit exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Class B Common Unit had been exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the making of a distribution to all holders of REIT Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in REIT Common Shares) or options, subscription rights or warrants (excluding those issued to (i) employees, independent contractors or directors of the Company or its Affiliates pursuant to any existing or future employee benefit, stock option, stock purchase or stock bonus plan or (ii) any existing stockholder pursuant to the Company's dividend reinvestment and share purchase plan), the number of Common Exchange Shares after such record date shall be determined by multiplying such number of Common Exchange Shares immediately prior to such record date by a fraction, of which the numerator shall be the current market price per REIT Common Share (as determined pursuant to Section 11.5(e) hereof) on such record date and of which the denominator shall be such current market price less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one REIT Common Share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Common Exchange Shares shall again be adjusted to be such number of shares which would then be in effect if such record date had not been fixed, but such adjustment shall not affect the number of shares issued upon any exchange of Class
B Common Units prior to the date such adjustment is made.

          (c) In case the Company shall at any time after the Effective Date (i) declare a dividend or other distribution on the REIT Preferred Shares payable in REIT Preferred Shares, (ii) subdivide the outstanding REIT Preferred Shares, (iii) combine the outstanding REIT Preferred Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the REIT Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of REIT Preferred Shares for which the each outstanding Class B Preferred Unit are exchangeable (the "Preferred Exchange Shares") at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Class B Preferred Limited Partner holding any Class B Preferred Units exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Class B Preferred Unit had been exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (d) In case the Company shall fix a record date for the making of a distribution to all holders of REIT Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in REIT Preferred Shares) or options, subscription rights or warrants (excluding those issued to (i) employees, independent contractors or directors of the Company or its Affiliates pursuant to any existing or future employee benefit, stock option, stock purchase or stock bonus plan or (ii) any existing stockholder pursuant to the Company's dividend reinvestment and share purchase plan), the number of Preferred Exchange Shares after such record date shall be determined by multiplying such number of Preferred Exchange Shares immediately prior to such record date by a fraction, of which the numerator shall be the current market price per REIT Preferred Share (as determined pursuant to Section 11.5(e) hereof) on such record date and of which the denominator shall be such current market price less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one REIT Preferred Share. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Preferred Exchange Shares shall again be adjusted to be such number of shares which would then be in effect if such record date had not been fixed, but such adjustment shall not affect the number of shares issued upon any exchange of Class B Preferred Units prior to the date such adjustment is made.

          (e) For the purposes of this Article, the current market price per REIT Common Share or REIT Preferred Share on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days on the New York Stock Exchange commencing 45 trading days before such date. If the REIT Common Shares or the REIT Preferred Shares are not then listed or admitted to trading on such exchange, then such closing price shall be the closing price on the principal national securities exchange on which the REIT Common Shares or the REIT Preferred Shares are listed or admitted to trading, or if the REIT Common Shares or the REIT Preferred Shares are not then listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. ("NASD") or similar organization if the NASD is no longer reporting such information. If the REIT Common Shares or the REIT Preferred Shares are not listed on a national exchange and if bid and asked prices for the REIT Common Shares or the REIT Preferred Shares are not furnished by the NASD, the current market price per share shall be established by the Board of Directors of the Company in its sole discretion in good faith as of a date which is within 15 Business Days of the date on which such determination is made.

          (f) In any case in which this Section 11.5 shall require that an adjustment in the number of Common Exchange Shares or Preferred Exchange Shares be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the Class B Limited Partner, in respect of any Class B Common Units or Class B Preferred Units exchanged after such record date, the REIT Common Shares or the REIT Preferred Shares and other capital stock of the Company, if any, issuable upon such exchange over and above the REIT Common Shares or the REIT Preferred Shares and other capital stock of the Company, if any, issuable upon such exchange on the basis of such number of Common Exchange Shares or Preferred Exchange Shares in effect prior to such adjustment.

          (g) Upon each adjustment of the number of Common Exchange Shares or Preferred Exchange Shares as a result of the calculations made in Section 11.5(a), (b), (c) or (d), each Class B Common Unit outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to acquire that number of REIT Common Shares determined in accordance with the provisions of this Section 11.5 and each Class B Preferred Unit outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to acquire that number of REIT Preferred Shares determined in accordance with the provisions of this Section 11.5.

          (h) In case of any capital reorganization of the Company, or of any reclassification of the REIT Common Shares or the REIT Preferred Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in the case of consolidation of the Company with or the merger of the Company into any other entity (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of all or substantially all of the properties and assets of the Company to any other entity, each Class B Common Unit and each Class B Preferred Unit shall, after such reorganization, reclassification, consolidation, merger or sale, be exchangeable, upon the terms and conditions specified in this Article, for the number of shares of stock or other securities or property to which a holder of the number of shares which can be acquired (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exchange of such Class B Common Unit or such Class B Preferred Unit would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11.5 with respect to the rights and interests thereafter of the Class B Limited Partners shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exchange of the Class B Common Units and the Class B Preferred Units. The subdivision or combination of REIT Common Shares or REIT Preferred Shares at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the REIT Common Shares or the REIT Preferred Shares for the purposes of this Section 11.5(h). The Company shall not effect any such reorganization, reclassification, consolidation or merger unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such reorganization, reclassification, consolidation or merger shall assume, by written instrument executed and delivered to the Class B Limited Partners, the obligation to deliver to the Class B Limited Partners such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Class B Limited Partners may be entitled to acquire and the other obligations under this Article.

     11.6 Notice to Class B Limited Partners. Upon any adjustment pursuant to Section 11.5 hereof of the number of REIT Common Shares or REIT Preferred Shares for which an outstanding Class B Common Unit or Class B Preferred Units is exchangeable, the Company within 20 days thereafter shall cause to be mailed to (i) each Class B Common Limited Partner a notice setting forth the adjusted number of REIT Common Shares for which a Class B Common Unit is exchangeable and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and (ii) each Class B Preferred Limited Partner a notice setting forth the adjusted number of REIT Preferred Shares for which a Class B Preferred Unit is exchangeable and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

     11.7 Closings. The closing of any exchange of Class B Common Units or Class B Preferred Units as contemplated hereby (each a "Closing") shall take place (i) in the event that the Class B Limited Partners exercise their rights provided by Section 11.1 hereof, on the Business Day following the expiration of 30 days from the date that the Company receives the notice of the exercise of such right subject to Section 11.5(f) hereof, (ii) in the event that the exchange of such Units is required by Section 11.2(a) hereof on the first anniversary of the Effective Date, or (iii) in the event that the exchange of such Units is effectuated pursuant to Section 11.2(b) hereof on the 30th day following the delivery of notice to the Class B Limited Partners pursuant to Section 11.2, and in any such case as extended to give effect to any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar federal or state law. The date(s) of a Closing, as determined in accordance with the immediately preceding sentence with respect to the transaction in question, shall be hereinafter referred to as the "Closing Date" for such transaction.

     11.8 Deliveries at Closing. At a Closing, (i) Class B Limited Partners exchanging Class B Common Units or Class B Preferred Units shall deliver to the Company (a) a certificate, certificates or other transfer instruments evidencing the Class B Common Units or the Class B Preferred Units (or the transfer thereof) and any and all rights associated therewith being transferred to the Company or its designee in accordance herewith duly executed for transfer or accompanied by appropriate transfer powers duly executed in blank, and (b) a subscription agreement or such other document or instrument reasonably satisfactory to the Company, containing standard representations and warranties typically required in connection with a private placement of securities exempt from the registration requirements of the Federal Securities Act, and (ii) the Company shall deliver to the Class B Limited Partners exchanging Class B Common Units or Class B Preferred Units a certificate or certificates evidencing the REIT Common Shares or the Preferred Exchange Consideration, which REIT Common Shares or Preferred Exchange Consideration shall be duly authorized, validly issued, fully paid and non-assessable and free from any liens or encumbrances, registered in such name or names as shall have been requested by the Class B Limited Partners at least two Business Days prior to the Closing Date.

     11.9 Further Assurances. From and after the Closing Date (i) the Class B Limited Partners, at the request of the Company or its designee, shall take all such actions and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Class B Common Units or Class B Preferred Units (and any and all rights associated therewith) in the Company or its designee and otherwise enable the Company or its designee to enjoy the benefits contemplated by this Agreement and
(ii) the Company, at the request of the Class B Limited Partners, shall take all such actions and deliver all such documents as shall be reasonably necessary or appropriate to affirm and vest title to the REIT Common Shares or the Preferred Exchange Consideration in the Class B Limited Partners and otherwise enable any thereof to enjoy the benefits contemplated by this Agreement.

     11.10 Conditions to Issuance of Securities. Notwithstanding any provision contained herein to the contrary, prior to the issuance of the REIT Common Shares, the REIT Preferred Shares, the Series B Warrants, the Additional Common Shares or the Additional Preferred Shares, the Company shall have received (i) a certificate from the Class B Limited Partner holding any Class B Common Unit or Class B Preferred Unit proposed to be exchanged for Common Exchange Consideration or Preferred Exchange Consideration, containing representations and warranties satisfactory to the Company to the effect that such Class B Limited Partner is the record and beneficial owner of the Class B Common Units or Class B Preferred Units and has full power and authority to exchange them for REIT Shares and (ii) an opinion from counsel to the Company (and at the Company's expense) (the "Opinion") to the effect that (a) the issuance and sale of the REIT Common Shares, the REIT Preferred Shares, the Series B Warrants, the Additional Common Shares or the Additional Preferred Shares has been registered under the Federal Securities Act or is exempt from the registration requirements of the Federal Securities Act, and (b) the issuance and sale of the REIT Common Shares, the REIT Preferred Shares, the Series B
Warrants, the Additional Common Shares or the Additional Preferred Shares to the Class B Limited Partners will not cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes. In the event counsel to the Company is not able to deliver the Opinion, the Company shall have no obligation to issue the REIT Common Shares or the Additional Common Shares
(or, if applicable, the portion thereof which precludes counsel to the Company from delivering the Opinion (such portion referred to herein as the "Applicable Portion of the REIT Common Shares")) pursuant to Sections 11.1, 11.2 or 11.3 above, but in lieu thereof, the Company shall pay to Class B Common Limited Partner(s), cash in an amount equal to the product of (a) the number of REIT Common Shares (or the Applicable Portion of the REIT Common Shares) issuable to each of the Class B Common Limited Partner(s) and (b) the current market price of a REIT Common Share (as determined pursuant to Section 11.5(e) hereof) on the date of such purported issuance. In the event counsel to the Company is not able to deliver the Opinion, the Company shall have no obligation to issue the REIT Preferred Shares, the Series B Warrants or the Additional Preferred Shares (or, if applicable, the portion thereof which precludes counsel to the Company from delivering the Opinion (such portion referred to herein as the "Applicable Portion of the Preferred Exchange Consideration")) pursuant to Sections 11.1, 11.2 or 11.3 above, but in lieu thereof, the Company shall pay to Class
B Preferred Limited Partner(s), cash in an amount equal to the sum of (a) the product of (i) the number of REIT Preferred Shares (or the Applicable Portion of the Preferred Exchange Consideration) issuable to each of the Class B Preferred Limited Partner(s) and
(ii) the current market price of a REIT Preferred Share (as determined pursuant to Section 11.5(e) hereof) on the date of such purported issuance plus (b) product of (i) the number of REIT
Common Shares that could be purchased upon the exercise of the Series B Warrants (or the Applicable Portion of the Preferred Exchange Consideration) and (ii) the difference between (a) the current market price of a REIT Common Share (as determined pursuant to Section 11.5(e) hereof) on the date of such purported issuance and (b) the exercise price of a Series B Warrant.

     11.11 Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon exchange of Class B Limited Partner Interests, the number of REIT Common Shares and REIT Preferred Shares from time to time issuable upon exchange of all Class B Common Units and Class B Preferred Units at the time outstanding.

     11.12     Legends.

          (a) Each Class B Limited Partner agrees that the certificates representing any REIT Common Shares, REIT Preferred Shares, Series B Warrants, Additional Common Shares or Additional Preferred Shares acquired upon or following exchange of the Class B Limited Partner Interests shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.0% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE CHARTER OF THE CORPORATION) OF THE AGGREGATE VALUE OF ALL OUTSTANDING STOCK OR (2) BENEFICIALLY OWN STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION HAS THE OPTION TO REDEEM SHARES OF EXCESS STOCK UNDER CERTAIN CIRCUMSTANCES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP OR TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

          (b) In the event that any certificates representing Class B Limited Partner Interests or any REIT Common Shares, REIT Preferred Shares, Series B Warrants, Additional Common Shares or Additional Preferred Shares acquired upon or following exchange of the Class B Limited Partner Interests are not registered under the Federal Securities Act, each Class B Limited Partner agrees that the certificates representing such Interests or unregistered shares shall, upon original issuance and until such time as the same is no longer required under the applicable requirements of the Federal Securities Act, bear a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE
     REOFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE
     REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID
     ACT OR EVIDENCE SATISFACTORY TO THE PARTNERSHIP OR
     CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     11.13 Right of First Refusal. If, under Debtor Relief Laws or other laws affecting the disposition of any of the Class B
Common Units or the Class B Preferred Units, the right of the Company to require the Class B Limited Partners to exchange their Class B Common Units or Class B Preferred Units pursuant to the terms of Section 11.2 hereof is voided or declared unenforceable as to any of the Class B Common Units or the Class B Preferred Units by any court of competent jurisdiction, the Company shall have a right of first refusal to purchase any or all Class B Common Units or Class B Preferred Units in the event of any proposed transfer thereof by any trustee, receiver, conservator, liquidator, guardian or other transferee of the person holding the Class B Common Units or the Class B Preferred Units who is, or whose assets are, subject to such laws at the same price and on the same terms as such Class
B Common Units or Class B Preferred Units are proposed to be sold by such trustee, receiver, conservator, liquidator, guardian or other transferee.

     11.14 Fees and Expenses. All fees and expenses incurred by any of the parties hereto in connection with this Article or the transactions contemplated hereby shall be borne and paid solely by the party incurring such fees and expenses.


                            ARTICLE 12
                          MISCELLANEOUS

     12.1 Amendments.

          (a) Amendments to this Agreement may be proposed by the General Partner and the General Partner shall submit any proposed amendment to all of the Limited Partners entitled to vote thereon or Approve. The General Partner shall seek the Approval of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section 12.1(b) or 12.1(c), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Supermajority Approval of all Partners.

          (b) Notwithstanding Section 12.1(a) hereof, the General Partner shall have the power, without the Approval of the Limited
Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                         (i)       to add to the obligations of the
                                   General Partner or surrender any
                                   right or power granted to the
                                   General Partner or any Affiliate of
                                   the General Partner for the benefit
                                   of the Limited Partners;

                         (ii)      to reflect the admission,
                                   substitution, termination, or
                                   withdrawal of Partners in accordance
                                   with this Agreement;

                         (iii) to set forth the designations, rights powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 3.2(a) hereof;

                         (iv) to reflect any change that does not adversely affect the Limited
                                   Partners in any material respect, or
                                   to cure any ambiguity, correct or
                                   supplement any provision in this
                                   Agreement not inconsistent with law
                                   or with other provisions, or make
                                   other changes with respect to
                                   matters arising under this Agreement
                                   that will not be inconsistent with
                                   law or with the provisions of this
                                   Agreement; and

                         (v)       to satisfy any requirements,
                                   conditions, or guidelines contained
                                   in any order, directive, opinion,
                                   ruling, or regulations of a federal
                                   or state agency or contained in
                                   federal or state law.

The General Partner shall provide notice promptly to the Limited
Partners when any action under this Section 12.1(b) is taken.

          (c) Notwithstanding Sections 12.1(a) and 12.1(b) hereof, this Agreement, including any definitional provisions under Article 1 hereof, shall not be amended without the Approval of each Partner adversely affected if such amendment would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or the allocations specified in Article 5 or Article 9 in a manner adverse to such Partner (except as permitted pursuant to Section 3.2 and Section 12.1(b)(iii) hereof), (iv) cause the termination of the Partnership prior to the time set forth in Sections 2.10 or 9.1 hereof, or (v) amend Section 2.9, Section 2.10, Section 6.2,
Article 7, Article 8, Article 9, Article 11 or any provision of this Section 12.1(c).

     12.2 Meetings of the Partners.

          (a) Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 30 Business Days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Approval of Partners is permitted or required under this Agreement, such vote or Approval may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in the definition of "Approved" or "Approval" or Section 12.2(b) hereof. Except as otherwise expressly provided in this Agreement, the Approval of holders of a majority of the Percentage Interests held by Limited Partners shall control.

          (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if, after five Business Days prior written notice to all Partners whose vote or Approval is required with respect to such action, a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement) whose vote or consent is required with respect to such action. Such consent may be in one instrument or in several instruments and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement) whose vote or consent is required with respect to such action. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

          (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in his sole discretion.

     12.3 Complete Agreement. This Agreement and each agreement referred to herein and therein constitutes the complete and exclusive statement of the agreement between the Partners and replaces and supersedes any other oral or written agreements by and among the Partners or any of them.

     12.4 Governing Law. This agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with, the internal laws (exclusive of the choice of law provisions thereof) of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

     12.5 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributes, successors and assigns.

     12.6 Headings. All headings, title or captions herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     12.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is or becomes invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     12.8 Multiple Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. However, in making proof hereof it shall be necessary to produce only one copy hereof signed by the party against whom enforcement is sought. Each party hereto hereby acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Agreement; provided, however, that any party executing this Agreement by facsimile signature shall provide the General Partner with the number of original signatures pages as the General Partner may specify as soon as is practicable following a request for same by the General Partner.

     12.9 Execution of Documents. Each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the achievement of the Partnership's purposes, specifically including the amendment to the Partnership's Certificate contemplated by the terms hereof and all further amendments thereto or cancellation thereof.

     12.10 Reliance on Authority. In no event shall any Person dealing with the General Partner be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner; and every contract, agreement, deed, mortgage, promissory note, or other instrument or document executed by the General Partner with respect to the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect,
(ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners thereof, and (iii) the General Partner was duly authorized and empowered to execute and deliver any and every such instrument or documents for and on behalf of the Partnership.

     12.11 No Third Party Beneficiary. Except as otherwise provided herein, this Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     12.12 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     12.13 Notices. All notices and other communications provided for herein shall be given or made by telex, telecopy, facsimile, telegraph, cable or in writing and telexed, telecopied, faxed, telegraphed, cabled, mailed or delivered to the intended recipient at the address set forth in the books and records of the Partnership. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received by telex, telecopy, facsimile, telegraph or cable or personally delivered by a courier service or, by mail, postage prepaid and return receipt requested, in each case given or addressed as aforesaid. Any party hereto may, at any time by giving ten Business Days prior written notice to the other parties hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

     12.14 Title to Partnership Property. Title to Partnership property, whether real, personal or mixed and whether tangible or intangible, and all interests in such property shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership property or any portion thereof except as a Partner in the Partnership. Title to any or all of the Partnership property may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership property for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that, subject to the provisions of the Agreement of General Partnership of Walden-WDOP Partners, the General Partner shall use its best efforts to cause beneficial and record title to such property to be vested in the Partnership as soon as reasonably practicable. All Partnership assets and properties shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership property is held.

     12.15 Reliance on Authority of Person Signing Agreement. In the event that a Partner is any Person other than a natural person, neither the Partnership nor any Partner shall (i) be required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such first Person or to determine any fact or circumstance bearing upon the existence of the authority of such Person; or (ii) be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such first Person.

     12.16 Waiver. No failure by any party to insist upon strict performance of any covenant, duty, agreement or condition of this Agreement or to the exercise of any right or remedy resulting from a breach thereof shall constitute, or be deemed to constitute, a waiver of any such breach or any other covenant, duty, agreement or condition.

     IN WITNESS WHEREOF, the General Partner and the Limited
Partner have executed this Agreement on the date set forth opposite their signatures.


               SIGNATURE PAGES OF PARTNERS ATTACHED

     This signature page is attached to that certain Amended and Restated Limited Partnership Agreement of Walden/Drever Operating
Partnership, L.P.

                              GENERAL PARTNER:

                              WALDEN RESIDENTIAL PROPERTIES, INC.,
                              a Maryland corporation



Date:  August 12, 1997        By:  / s /  Mark S. Dillinger
                                   Name: Mark S. Dillinger
                                   Title: Executive Vice President
                                          and Chief Financial Officer

     This signature page is attached to that certain Amended and Restated Limited Partnership Agreement of Walden/Drever Operating
Partnership, L.P.

                              LIMITED PARTNER:



                              WDN PROPERTIES, INC.,
                              a New York corporation


Date:  August 12, 1997        By: / s / Nancy Bisgaier
                                  Name: Nancy Bisgaier
                                  Title: President




                           EXHIBIT A

                      Drever Partnerships




                           EXHIBIT B

    Agreement of General Partnership of Walden-WDOP Partners




















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